As filed with the Securities and Exchange Commission on May 23, 2016

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

Registration Statement

Under the

Securities Act of 1933

Centene Corporation

(Exact name of each registrant as specified in its respective charter)

Delaware	6324	42-1406317
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

7700 Forsyth Boulevard

St. Louis, Missouri 63105

(314) 725-4477

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith H. Williamson

Executive Vice President, General Counsel and Corporate Secretary

Centene Corporation

7700 Forsyth Boulevard

St. Louis, Missouri 63105

(314) 725-4477

(Address, including zip code, and telephone number, including area code, of principal executive offices of each registrant)

Copies to:

J. Mark Klamer, Esq.

Bryan Cave LLP

211 N. Broadway

One Metropolitan Square, Suite 3600

St. Louis, Missouri 63102

Tel: (314) 259-2000

Fax: (314) 259-2020

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering Price Per Unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
5.625% Senior Notes due 2021	$1,400,000,000	100%	$1,400,000,000	$140,980
6.125% Senior Notes due 2024	$1,000,000,000	100%	$1,000,000,000	$100,700

(1)	Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 23, 2016

Centene Corporation

Offer to Exchange

Up to $1,400,000,000 5.625% Senior Notes due 2021 for $1,400,000,000 5.625% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Up to $1,000,000,000 6.125% Senior Notes due 2024 for $1,000,000,000 6.125% Senior Notes due 2024 that have been registered under the Securities Act

We are offering to exchange up to $1,400,000,000 aggregate principal amount of our new 5.625% Senior Notes due 2021 (the “New 2021 Notes”) for a like aggregate principal amount of our outstanding 5.625% Senior Notes due 2021 (the “Outstanding 2021 Notes”) and up to $1,000,000,000 aggregate principal amount of our new 6.125% Senior Notes due 2024 (the “New 2024 Notes” and together with the New 2021 Notes, the “Exchange Notes”) for a like aggregate principal amount of our outstanding 6.125% Senior Notes due 2024 (the “Outstanding 2024 Notes” and together with the Outstanding 2021 Notes, the “Outstanding Notes”), in a transaction registered under the Securities Act (the “Exchange Offer”).

Terms of the Exchange Offer:

•	We will exchange all Outstanding Notes that are validly tendered and not withdrawn prior to the expiration of the Exchange Offer.

•	You may withdraw tenders of Outstanding Notes at any time prior to the expiration of the Exchange Offer.

•	We believe that the exchange of Outstanding Notes for Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

•	The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes, except that (i) the Exchange Notes are registered under the Securities Act, (ii) the transfer restrictions and registration rights applicable to the Outstanding Notes do not apply to the Exchange Notes, and (iii) the Exchange Notes will not contain provisions relating to liquidated damages relating to our registration obligations.

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2016, unless we extend the offer. We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the expiration of the Exchange Offer. You may withdraw any Outstanding Notes tendered until the expiration of the Exchange Offer.

The Exchange Notes will not be listed on any securities exchange.

For a discussion of factors you should consider in determining whether to tender your Outstanding Notes, see the information under “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016.

You should read this document together with additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to Centene Corporation, together with its consolidated subsidiaries.

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INDUSTRY AND MARKET DATA

Throughout this prospectus and the documents incorporated by reference herein, we rely on and refer to information and statistics regarding the healthcare industry. We obtained this information and these statistics from various third-party sources, discussions with state regulators and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Our common stock is listed under the symbol “CNC” and traded on the New York Stock Exchange (the “NYSE”). Information about us, including our SEC filings, is also available at our Internet site at http://www.centene.com. However, for the avoidance of doubt, the information on our Internet site is not a part of this prospectus.

This prospectus contains summaries of certain agreements, such as the indentures, the Exchange Notes, the registration rights agreements, the supplemental indentures and the revolving credit facility. The statements made in this prospectus pertaining to these agreements or the content of any contract, agreement or other document that is an exhibit to the documents incorporated by reference in this prospectus necessarily are summaries of their material provisions and we qualify those statements in their entirety by reference to those definitive agreements and those exhibits for complete statements of their provisions. The documents incorporated by reference in this prospectus are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

This prospectus incorporates by reference information from documents filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portion provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus and before the termination of the exchange offer. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 22, 2016;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2016 filed with the SEC on April 26, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2016, January 26, 2016 (the financial statements filed with this January 26, 2016 Form 8-K have been superseded by the financial statements filed with the March 24, 2016 Form 8-K), January 28, 2016, February 10, 2016, February 11, 2016, March 1, 2016, March 23, 2016, March 24, 2016 (as amended on May 10, 2016) and April 29, 2016; and

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 11, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

We encourage you to read our SEC reports, as they provide important additional information. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, at no charge upon written or oral request by contacting us at Centene Corporation, Attn: Corporate Secretary, 7700 Forsyth Boulevard, St. Louis, Missouri 63105, telephone (314) 725-4477.

To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the Expiration Date of the Exchange Offer. This means that you must request this information no later than                     , 2016.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

All statements, other than statements of current or historical fact, contained in this prospectus are forward-looking statements. We have attempted to identify these statements by terminology including “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions in connection with, among other things, any discussion of future operating or financial performance. In particular, these statements include statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions, investments and the adequacy of our available cash resources. We caution you that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.

All forward-looking statements included or incorporated by reference in this prospectus are based on information available to us on the date of this prospectus and we undertake no obligation to update or revise the forward-looking statements included or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus, except as required by law. Actual results may differ from projections or estimates due to a variety of important factors, including but not limited to:

•	our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves;

•	competition;

•	membership and revenue projections;

•	timing of regulatory contract approval;

•	changes in healthcare practices;

•	changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder;

•	changes in expected contract start dates;

•	changes in expected closing dates, estimated purchase price and accretion for acquisitions;

•	inflation;

•	foreign currency fluctuations;

•	provider and state contract changes;

•	new technologies;

•	advances in medicine;

•	reduction in provider payments by governmental payors;

•	major epidemics;

•	disasters and numerous other factors affecting the delivery and cost of healthcare;

•	the expiration, cancellation or suspension of our managed care contracts by federal or state governments (including but not limited to Medicaid, Medicare, and TRICARE);

•	the outcome of our pending legal proceedings;

•	availability of debt and equity financing, on terms that are favorable to us;

•	our ability to adequately price products on federally facilitated and state based Health Insurance Marketplaces;

•	changes in economic, political and market conditions;

•	the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the acquisition of Health Net, Inc., will not be realized, or will not be realized within the expected time period; and

•	the risk that acquired businesses will not be integrated successfully.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference herein.

The risk factors set forth or incorporated by reference in the section titled “Risk Factors” contain a further discussion of these and other important factors that could cause actual results to differ from expectations. We disclaim any current intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Due to these important factors and risks, we cannot give assurances with respect to our future premium levels or our ability to control our future medical costs.

PROSPECTUS SUMMARY

The following summary highlights significant aspects of our business and this offering contained elsewhere in this prospectus, but it does not include all the information you should consider prior to making an investment decision with respect to the Exchange Offer. You should read this entire prospectus, including the documents incorporated by reference, the information set forth in “Risk Factors” and the financial statements and related notes included or incorporated by reference in this prospectus, before deciding whether to exchange the Outstanding Notes for the Exchange Notes.

Centene Corporation

We are a diversified, multi-national healthcare enterprise that provides programs and services to government sponsored healthcare programs, focusing on under-insured and uninsured individuals. We provide member-focused services through locally based staff by assisting in accessing care, coordinating referrals to related health and social services and addressing member concerns and questions. We also provide education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services. We believe our local approach, including member and provider services, enables us to provide accessible, quality, culturally-sensitive healthcare coverage to our communities. Our health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. We combine our decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.

On March 24, 2016, we acquired all of the issued and outstanding shares of Health Net for approximately $6.0 billion, including the assumption of debt. This strategic acquisition broadens our current service offerings, providing expansion in Medicaid and Medicare programs. This acquisition provides further diversification across our markets and products through the addition of government-sponsored care under federal contracts with the Department of Defense and the U.S. Department of Veteran’s Affairs, as well as Medicare Advantage. Our consolidated financial statements as of and for the three months ended March 31, 2016 reflect eight days of Health Net operations.

We operate in two segments: Managed Care and Specialty Services. Our Managed Care segment provides health plan coverage to individuals through government subsidized programs, including Medicaid, the State Children’s Health Insurance Program (CHIP), Long Term Care (LTC), Foster Care, dual-eligible individuals (Duals), the Supplemental Security Income Program, also known as the Aged, Blind or Disabled Program, or collectively ABD and Medicare (including the Medicare prescription drug benefit commonly known as “Part D”). Beginning in 2014, our Managed Care segment also provides health plan coverage to individuals covered through federally-facilitated and state-based Health Insurance Marketplaces (HIM). Our Specialty Services segment consists of our specialty companies offering diversified healthcare services and products to state programs, correctional facilities, healthcare organizations, employer groups and other commercial organizations, as well as to our own subsidiaries. Our Specialty Services segment also includes programs with the U.S. Department of Defense and U.S. Department of Veterans Affairs. For the year ended December 31, 2015, our Managed Care and Specialty Services segments accounted for 90% and 10%, respectively, of our total external premium and service revenues.

Our managed care membership totaled 11.5 million as of March 31, 2016. For the year ended December 31, 2015, our total revenues and net earnings from continuing operations attributable to Centene were $22.8 billion and $356 million, respectively, and our total cash flow from operations was $658 million. For the three months ended March 31, 2016, our total revenues and net loss from continuing operations attributable to Centene were $7.0 billion and $16 million, respectively, and our total cash flow from operations was $195 million.

Our initial health plan commenced operations in Wisconsin in 1984. We were organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001. Our corporate office is located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and our telephone number is (314) 725-4477. Our stock is publicly traded on the New York Stock Exchange under the ticker symbol “CNC.”

THE EXCHANGE OFFER

On February 11, 2016, we, through our wholly-owned subsidiary Centene Escrow Corporation (the “Escrow Issuer”), which merged with and into us on March 24, 2016, issued $1,400,000,000 aggregate principal amount of 5.625% Senior Notes due 2021 and $1,000,000,000 aggregate principal amount of 6.125% Senior Notes due 2024, the Outstanding Notes to which the Exchange Offer applies, to a group of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws. In connection with the sale of the Outstanding Notes to the initial purchasers, we entered into registration rights agreements pursuant to which we agreed, among other things, to deliver this prospectus to you, to commence this Exchange Offer and to use our commercially reasonable efforts to complete the Exchange Offer within 365 days of the issuance of the Outstanding Notes. The summary below describes the principal terms and conditions of the Exchange Offer. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offer” for a more detailed description of the terms and conditions of the Exchange Offer and “Description of Exchange Notes” for a more detailed description of the terms of the Exchange Notes.

The Exchange Offer	We are offering to exchange up to $1,400,000,000 aggregate principal amount of 5.625% Senior Notes due 2021 and $1,000,000,000 aggregate principal amount of 6.125% Senior Notes due 2024, which have been registered under the Securities Act, in exchange for your Outstanding Notes. The form and terms of these Exchange Notes are identical in all material respects to the Outstanding Notes. The Exchange Notes, however, will not contain transfer restrictions and registration rights applicable to the Outstanding Notes.

To exchange your Outstanding Notes, you must properly tender them, and we must accept them. We will accept and exchange all Outstanding Notes that you validly tender and do not validly withdraw. We will issue registered Exchange Notes promptly after the expiration of the Exchange Offer.

Resale of Exchange Notes	Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the Exchange Notes offered in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not participating, do not intend to participate in and have no arrangement or understanding with any person to participate in a “distribution” of the Exchange Notes; and

•	you are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any Exchange Notes issued to you in the Exchange Offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of Exchange Notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Any broker-dealer that acquires Exchange Notes for its own account in exchange for Outstanding Notes must represent that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a Prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the Exchange Notes. However, by so acknowledging and by delivering a prospectus, such participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. During the period ending 180 days after the consummation of the Exchange Offer, subject to extension in limited circumstances, a participating broker-dealer may use this prospectus for an offer to sell, a resale or other retransfer of Exchange Notes received in exchange for Outstanding Notes which it acquired through market-making activities or other trading activities.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2016, unless we extend the expiration date.

Accrued Interest on the Exchange Notes and the Outstanding Notes	The Exchange Notes will bear interest from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes. If your Outstanding Notes are accepted for exchange, then you will receive interest on the Exchange Notes and not on the Outstanding Notes. Any Outstanding Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions	The Exchange Offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the Exchange Offer, we will resolicit tenders of the Outstanding Notes. See “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding conditions to the Exchange Offer.

Procedures for Tendering Outstanding Notes	Each holder of Outstanding Notes that wishes to tender their Outstanding Notes must either:

•	complete, sign and date the accompanying letter of transmittal or a facsimile copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed, if required, and deliver the letter of transmittal, together with any other required documents (including the Outstanding Notes), to the exchange agent; or

•	if Outstanding Notes are tendered pursuant to book-entry procedures, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with The Depository Trust Company, or DTC, to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent; or

•	comply with the procedures set forth below under “—Guaranteed Delivery Procedures.”

Holders of Outstanding Notes that tender Outstanding Notes in the Exchange Offer must represent that the following are true:

•	the holder is acquiring the Exchange Notes in the ordinary course of its business;

•	at the time of the commencement of the Exchange Offer, the holder has no arrangement or understanding with any person to participate in a “distribution” of the Exchange Notes in violation of the provisions of the Securities Act; and

•	the holder is not an “affiliate” of us within the meaning of Rule 405 of the Securities Act.

Do not send letters of transmittal, certificates representing Outstanding Notes or other documents to us or DTC. Send these documents only to the exchange agent at the appropriate address given in this prospectus and in the letter of transmittal. We could reject your tender of Outstanding Notes if you tender them in a manner that does not comply with the instructions provided in this prospectus and the accompanying letter of transmittal. See “Risk Factors—There are significant consequences if you fail to exchange your Outstanding Notes” for further information.

Special Procedures for Tenders by Beneficial Owners of Outstanding Notes	If:

•	you beneficially own Outstanding Notes;

•	those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee; and

•	you wish to tender your Outstanding Notes in the Exchange Offer,

please contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery Procedures	If you hold Outstanding Notes in certificated form or if you own Outstanding Notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those Outstanding Notes but:

•	your Outstanding Notes are not immediately available;

•	time will not permit you to deliver the required documents to the exchange agent by the expiration date; or

•	you cannot complete the procedure for book-entry transfer on time,

you may tender your Outstanding Notes pursuant to the procedures described in “The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery.”

Withdrawal Rights	You may withdraw your tender of Outstanding Notes under the Exchange Offer at any time before the Exchange Offer expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offer—Withdrawal Rights.”

Effect on Holders of Outstanding Notes	As a result of making this Exchange Offer, and upon acceptance for exchange of all validly tendered Outstanding Notes, we will have fulfilled our obligations under the registration rights agreement. Accordingly, there will be no liquidated or other damages payable under the registration rights agreements if Outstanding Notes were eligible for exchange, but not exchanged, in the Exchange Offer.

If you do not tender your Outstanding Notes or we reject your tender, your Outstanding Notes will remain outstanding and will be entitled to the benefits of the indenture governing the Outstanding 2021 Notes or Outstanding 2024 Notes, respectively. Under such circumstances, you would not be entitled to any further registration rights under the registration rights agreements, except under limited circumstances. Existing transfer restrictions would continue to apply to the Outstanding Notes.

Any trading market for the Outstanding Notes could be adversely affected if some but not all of the Outstanding Notes are tendered and accepted in the Exchange Offer.

Material United States Federal Income Tax Consequences	Your exchange of Outstanding Notes for Exchange Notes should not be treated as a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes under the Exchange Offer.

Acceptance of Outstanding Notes and Delivery of Outstanding Notes	We will accept for exchange any and all Outstanding Notes properly tendered prior to the expiration of the Exchange Offer. We will complete the Exchange Offer and issue the Exchange Notes promptly after the expiration date.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent for the Exchange Offer. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

Summary of Terms of Exchange Notes

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Outstanding Notes, except that the Exchange Notes:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the Outstanding Notes; and

•	will not contain provisions relating to an increase in the interest rate borne by the Outstanding Notes under circumstances related to the timing of the Exchange Offer.

The Exchange Notes represent the same debt as the Outstanding Notes and are governed by the same indentures, which are governed by New York law. A brief description of the material terms of the Exchange Notes follows:

Issuer	Centene Corporation

Securities Offered	$1,400,000,000 aggregate principal amount of 5.625% Senior Notes due 2021

$1,000,000,000 aggregate principal amount of 6.125% Senior Notes due 2024

Maturity Date	The New 2021 Notes will mature on February 15, 2021.

The New 2024 Notes will mature on February 15, 2024.

Interest Rate	The New 2021 Notes will bear interest at a rate equal to 5.625% per annum.

The New 2024 Notes will bear interest at a rate equal to 6.125% per annum.

Interest Payment Dates	Interest on the New 2021 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2016.

Interest on the New 2024 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2016.

Ranking	The Exchange Notes will be our senior unsecured obligations and:

•	rank equally in right of payment with all of our existing and future senior debt, including our 5.75% senior notes due 2017, our 4.75% senior notes due 2022 and our Revolving Credit Facility;

•	rank senior in right of payment to any of our existing and future obligations that are by their terms expressly subordinated or junior in right of payment to the Exchange Notes;

•	rank structurally subordinate to our subsidiaries’ liabilities; and

•	rank effectively subordinate in right of payment to any existing or future secured obligations to the extent of the value of the assets securing such obligations.

As of March 31, 2016, we had $3,327 million of senior debt outstanding and approximately $105 million of issued and undrawn letters of credit, and our subsidiaries had $9,297 million of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long term liabilities (excluding intercompany liabilities). In addition, as of March 31, 2016, we had $485 million of available and undrawn borrowings under our Revolving Credit Facility (with an uncommitted option to increase our Revolving Credit Facility by up to $250 million). Of the outstanding letters of credit referenced above, $52 million will be issued under our Revolving Credit Facility.

Optional Redemption	At any time prior to February 15, 2018 we may redeem the New 2021 Notes, in whole or in part, at a price equal to 100% of the principal amount of the New 2021 Notes redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium.

At any time on or after February 15, 2018 we may redeem the New 2021 Notes, in whole or in part, at the redemption prices set forth in this prospectus.

At any time prior to February 15, 2019 we may redeem the New 2024 Notes, in whole or in part, at a price equal to 100% of the principal amount of the New 2024 Notes redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium.

At any time on or after February 15, 2019 we may redeem the New 2024 Notes, in whole or in part, at the redemption prices set forth in this prospectus.

See “Description of Exchange Notes—Optional Redemption.”

Change of Control	If we experience specific kinds of changes of control, we will make an offer to purchase all of the Exchange Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Proceeds	Upon certain asset sales we may be required to offer to purchase some of the Exchange Notes with certain of the proceeds of such sale at a price equal to 100% of their principal amount, plus any accrued and unpaid interest to the date of purchase. See “Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indentures that govern the Exchange Notes will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or make other distributions;

•	make other restricted payments and investments;

•	sell assets, including capital stock of restricted subsidiaries;

•	create certain liens;

•	incur restrictions on the ability of restricted subsidiaries to pay dividends or make other payments;

•	in the case of our subsidiaries, guarantee indebtedness;

•	engage in transactions with affiliates;

•	create unrestricted subsidiaries; and

•	merge or consolidate with other entities.

These covenants are subject to important exceptions and qualifications, that are described under the headings “Description of Exchange Notes—Certain Covenants” and “Description of Exchange Notes—Repurchase at the Option of Holders” in this prospectus. Following the first day the Exchange Notes have an investment grade rating from either Standard & Poor’s Ratings Services (“Standard & Poor’s”) or Moody’s Investors Service, Inc. (“Moody’s”), subject to certain conditions, we and our restricted subsidiaries will no longer be subject to certain of these covenants. See “Description of Exchange Notes—Certain Covenants—Covenant Termination.”

Form and Denomination	The Exchange Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of DTC, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances.

Risk Factors	Investing in the Exchange Notes involves substantial risks. You should carefully consider the risks described under the heading “Risk Factors” in addition to the other information contained in this prospectus and the documents incorporated by reference herein before making an investment in the Exchange Notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

For additional information regarding the Exchange Notes, see the “Description of Exchange Notes” section of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the three months ended March 31, 2016 and each of the five years in the period ended December 31, 2015 is set forth below. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended					Three Months Ended
	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015	March 31, 2016
Ratio of earnings to fixed charges(1)	7.8x	5.7x	8.2x	10.3x	11.7x	1.0x

(1)	For the purpose of calculating the ratios of earning to fixed charges, earnings consist of earnings (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense and the portion of rental expense (approximately one-third) that management believes represents the interest component of rent expense.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information included or incorporated by reference in this prospectus before deciding to participate in the Exchange Offer described in this prospectus. Some of the following risks relate principally to your participation or failure to participate in the Exchange Offer and ownership of our Exchange Notes. Other risks relate principally to our business in general and the industry in which we operate. Our business, financial condition or results of operations could be materially adversely affected due to any of these risks.

Risks Related to the Exchange Offer

There are significant consequences if you fail to exchange your Outstanding Notes.

We did not register the Outstanding Notes under the Securities Act or any state securities laws, nor do we intend to do so after the Exchange Offer. As a result, the Outstanding Notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your Outstanding Notes in the Exchange Offer, you will lose your right to have the Outstanding Notes registered under the Securities Act, subject to certain limitations. If you continue to hold Outstanding Notes after the Exchange Offer, you may be unable to sell the Outstanding Notes. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offer, continue to be subject to existing restrictions.

You cannot be sure that an active trading market for the Exchange Notes will develop.

There is no existing market for the Exchange Notes. We do not intend to apply for a listing of the Exchange Notes on any securities exchange. We do not know if an active public market for the Exchange Notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the Exchange Notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the Exchange Notes , the ability of holders to sell their Exchange Notes or the price at which holders may sell their Exchange Notes. In addition, the liquidity and the market price of the Exchange Notes may be adversely affected by changes in the overall market for securities similar to the Exchange Notes, by changes in our financial performance or prospects and by changes in conditions in our industry.

You must follow the appropriate procedures to tender your Outstanding Notes or they will not be exchanged.

The Exchange Notes will be issued in exchange for the Outstanding Notes only after timely receipt by the exchange agent of the Outstanding Notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent’s message and all other required documentation. If you want to tender your Outstanding Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the Outstanding Notes in the Exchange Offer to participate in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.

Risks Related to the Exchange Notes

We and our subsidiaries may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our and our subsidiaries’ financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. As a result, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness. In addition, because we conduct a significant portion of our operations through our subsidiaries, repayment of our indebtedness is also dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Our subsidiaries are distinct legal entities and they do not have any obligation to pay amounts due on the Exchange Notes or to make funds available for that purpose or for other obligations. Pursuant to applicable state limited liability company laws and other laws and regulations, our subsidiaries may not be able to, or may not be permitted to, make distributions to us in order to enable us to make payments in respect of the Exchange Notes. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our Revolving Credit Facility in an amount sufficient to enable us to pay our indebtedness, including the Exchange Notes, or to fund our other liquidity needs. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Exchange Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indentures governing the Exchange Notes may restrict us from adopting some of these alternatives.

The restrictive covenants in our debt instruments may limit our operating flexibility. Our failure to comply with these covenants could result in defaults under our indentures and future debt instruments even though we may be able to meet our debt service obligations.

The instruments governing our indebtedness, including the indentures governing the Exchange Notes, the 4.75% senior notes due 2022, the 5.75% senior notes due 2017, the 6.375% senior notes due 2017 and our Revolving Credit Facility, impose significant operating and financial restrictions on us. These restrictions significantly limit, among other things, our ability to incur additional indebtedness, pay dividends, repay junior indebtedness, sell assets, make investments, engage in transactions with affiliates, create liens and engage in certain types of mergers or acquisitions. Our future debt instruments may have similar or more restrictive covenants. These restrictions could limit our ability to obtain future financings, make capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise take advantage of business opportunities that may arise. If we fail to comply with these restrictions, the note holders or lenders under any debt instrument could declare a default under the terms of the relevant indebtedness even though we are able to meet debt service obligations and, because our indebtedness has cross-default and cross-acceleration provisions, could cause all or a substantial portion of our debt to become immediately due and payable.

We cannot assure you that we would have sufficient funds available, or that we would have access to sufficient capital from other sources, to repay any accelerated debt. Even if we could obtain additional financing, we cannot assure you that the terms would be favorable to us. If we default on any future secured debt, the secured creditors could foreclose on their liens. As a result, any event of default could have a material adverse effect on our business and financial condition, and could prevent us from paying amounts due under the Exchange Notes.

Despite current indebtedness levels, we may still be able to incur substantially more debt, including secured debt, which could further exacerbate the risks we face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including secured indebtedness. The terms of the indentures governing the Exchange Notes, the 4.75% senior notes due 2022 and the 5.75% senior notes due 2017 do not fully prohibit us or our subsidiaries from incurring additional indebtedness. As of March 31, 2016, we had $485 million of available and undrawn borrowings under our Revolving Credit Facility (with an uncommitted option to expand by up to $250 million). If new debt is added to our current debt levels, the related risks that we now face would increase. In addition, the Revolving Credit Facility and the indentures governing our outstanding notes, including the Outstanding Notes, do not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness under the applicable agreement. A substantial amount of debt we incur in the future could be secured. To the extent we were to secure debt we incur in the future under any credit facility or other debt, your ability to receive payments under the Exchange Notes will be effectively subordinated to the secured debt, which will have a prior claim on any assets securing the debt, to the extent of the value of those assets, and it is possible that there will be insufficient assets remaining from which claims of the holders of the Exchange Notes can be satisfied. As of the date of this prospectus, we do not have significant amounts of secured indebtedness.

Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the Exchange Notes will be effectively subordinated to our subsidiaries’ obligations.

The Exchange Notes are exclusively our obligations. Our cash flow and our ability to service our debt, including the Exchange Notes, depends on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by our subsidiaries.

Our subsidiaries are separate and distinct legal entities with no obligations to pay any amounts due on the Exchange Notes or to provide us with funds for our payment obligations, whether by dividend, distribution, loan or other payments. In addition, the ability of our subsidiaries to make any dividend, distribution, loan or other payment to us is subject to statutory restrictions, regulatory capital requirements and contractual restrictions, including under the 5.75% senior notes due 2017, the 4.75% senior notes due 2022 and our Revolving Credit Facility. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and their business considerations.

Our right to receive any assets of our subsidiaries upon their bankruptcy, liquidation, dissolution, reorganization or similar proceeding, and therefore your right to participate in those assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including trade creditors. In addition, even if we were a creditor of one or more of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of those subsidiaries and any debt of our subsidiaries senior to that held by us. As a result, the Exchange Notes will be effectively subordinated to all liabilities, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long term liabilities, of our current or future subsidiaries. Because we depend on the cash flow of our subsidiaries to meet our own obligations, including with respect to the Exchange Notes, these types of restrictions could impair our ability to make scheduled interest payments on the Exchange Notes and to pay the principal at maturity. As of March 31, 2016, the Exchange Notes would have been structurally subordinated to $9,297 million of liabilities outstanding of our subsidiaries, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long term liabilities (excluding intercompany liabilities).

In addition, our regulated subsidiaries have historically generated substantially all of our revenues. Our regulated subsidiaries are subject to various state government statutory and regulatory restrictions applicable to insurance companies generally, that limit the amount of dividends, loans and advances and other payments they can make to us. If insurance regulators at any time determine that payment of a dividend or any other payment to us would be detrimental to an insurance subsidiary’s policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block dividends or other payments to us that would otherwise be permitted without prior approval.

Furthermore, if one or more of our regulated subsidiaries becomes insolvent, the regulators may seize its assets to cover its obligations under healthcare policies, which could result in our remaining assets generating insufficient revenue to pay the Exchange Notes in full or at all.

The indentures governing the Exchange Notes permit us to sell a substantial amount of our assets without any requirement that the proceeds be used to offer to repurchase the Exchange Notes.

The indentures governing the Exchange Notes will permit us at any time and from time to time to sell up to 10% of our consolidated total assets without any requirement that we repay or reduce commitments of other debt, that we reinvest the proceeds from any such sale in other assets or that we offer to repurchase the Exchange Notes. As a result, unless we (i) sell more than 10% of our consolidated total assets in one transaction or series of related transactions or (ii) our aggregate sales result in a sale of all or substantially all of the properties or assets of us and our restricted subsidiaries, taken as a whole, in a transaction that constitutes a change of control, we will not be required to offer to repurchase the Exchange Notes as a result of such asset sales. See “Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales” and “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures.

Upon a change of control, we will be required to offer to repurchase all outstanding Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Exchange Notes or that the restrictions in our Revolving Credit Facility or any other future indebtedness will not allow such repurchases. In order to satisfy our obligations, we could seek to refinance the Exchange Notes and any other indebtedness then required to be repurchased, or obtain a waiver from the holders of the Exchange Notes and other affected indebtedness. However, we may not be able to obtain a waiver or effect a refinancing on terms acceptable to us, if at all. Our failure to purchase, or give notice of an offer to purchase, the Exchange Notes would be a default under the indentures governing the Exchange Notes. See “Description of Exchange Notes—Repurchase at Option of Holders—Change of Control.”

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indentures governing the Exchange Notes, constitute a “change of control” that would require us to repurchase the Exchange Notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Exchange Notes. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

The change of control put right might not be enforceable.

The Chancery Court of Delaware has raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds. Therefore, in certain circumstances involving a significant change in the composition of our Board of Directors, holders of the Exchange Notes may not be entitled a change of control put right. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

If either series of Exchange Notes is rated investment grade at any time by either Standard & Poor’s or Moody’s, certain covenants contained in the indenture governing such series of Exchange Notes will be terminated, and the holders of such series of Exchange Notes will lose the protection of these covenants.

The indentures governing the Exchange Notes contain certain covenants that will be terminated and cease to have any effect from and after the first date when the Exchange Notes of the applicable series are rated investment grade by either Standard & Poor’s or Moody’s. See “Description of Exchange Notes—Certain Covenants—Covenant Termination.” These covenants restrict, among other things, our ability to pay dividends or make other restricted payments, incur additional debt and to enter into certain types of transactions. Because these restrictions would not apply to the Exchange Notes of the applicable series at any time after such Exchange Notes have achieved an investment grade rating (even if such Exchange Notes are subsequently rated below investment grade), the holders of the Exchange Notes of the applicable series would not be able to prevent us from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions.

There is currently no public market for either series of Exchange Notes, and an active trading market may not develop for the Exchange Notes. The failure of a market to develop for the Exchange Notes could adversely affect the liquidity and value of your Exchange Notes.

Each series of Exchange Notes is a new issue of securities, and there is no existing market for either series of Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. We have been advised by the initial purchasers that following the completion of the offering, certain of the initial purchasers intended to make a market in each series of the Outstanding Notes. However, they are not obligated to do so and any market-making activities with respect to the Outstanding Notes may be discontinued by them at any time without notice. In addition, any market-making activity will be subject to limits imposed by law. A market may not develop for one or both series of the Exchange Notes, and there can be no assurance as to the liquidity of any market that may develop for a series of Exchange Notes. If an active, liquid market does not develop for the Exchange Notes, the market price and liquidity of such Exchange Notes may be adversely affected.

The liquidity of the trading market, if any, and future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the Exchange Notes under the Exchange Offer. In consideration for issuing the Exchange Notes in exchange for the Outstanding Notes as described in this prospectus, we will receive notes of equal principal amount. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and cancelled.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

On March 24, 2016, we entered into a new credit agreement (the “Credit Agreement”) by and among us, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other parties thereto, providing for a $1 billion unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”), with a $300 million sub-limit for letters of credit and a $100 million sub-limit for swingline loans. The Credit Agreement allows for an additional $250 million of incremental loans by way of a new term loan facility or an increase in the revolving commitments, subject to satisfaction of certain conditions.

At our option, borrowings under the Credit Agreement will bear interest at LIBOR, EURIBOR, CDOR or base rates plus, in each case, an applicable margin. Applicable margins for LIBOR, EURIBOR and CDOR range from 100 to 187.5 basis points and applicable margins for base rate loans range from 0 to 87.5 basis points, in each case, determined based on our total debt-to-EBITDA ratio. Additionally, there is a facility fee ranging from 25 to 37.5 basis points on the commitments of the lenders and a letter of credit fee ranging from 100 to 187.5 basis points on letters of credit issued, in each case, determined based on our total debt-to-EBITDA ratio. The Revolving Credit Facility will mature on March 24, 2021.

The Credit Agreement contains financial covenants, including a minimum fixed charge coverage ratio and a maximum total debt-to-EBITDA ratio. The Credit Agreement also contains customary covenants that restrict us and our subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all of its assets, the incurrence of debt and liens, change in the nature of its business, transactions with affiliates and the making of certain investments and restricted payments. The Credit Agreement is subject to acceleration upon the occurrence of an event of default, which includes, among others things, cross-default with regard to indebtedness of Centene or its subsidiaries in excess of $100 million in the aggregate; cross-default with regard to Centene’s outstanding notes; the occurrence of a change of control (as defined in the Credit Agreement); entry of judgment or order to pay of $100 million or more which is not stayed; the occurrence of certain bankruptcy events; failure to make payments under the Credit Agreement when due; breach of representations and warranties or covenants under the Credit Agreement; and invalidity of loan documents.

Health Net 6.375% Senior Notes due 2017

In connection with the closing of the Health Net acquisition, we assumed the aggregate principal amount of Health Net’s $400 million 6.375% Senior Notes due 2017, recorded at acquisition date fair value of $418 million.

The indenture governing the $400 million notes due 2017 contains non-financial and financial covenants of Health Net, Inc., including requirements of a minimum fixed charge coverage ratio, that, subject to certain exceptions, must be satisfied before additional indebtedness may be incurred. Interest is paid semi-annually in June and December.

5.75% Senior Notes due 2017

In May 2011, we issued $250 million non-callable 5.75% senior notes due 2017 (the “5.75% notes”) at a discount to yield 6%. In connection with the May 2011 issuance, we entered into an interest rate swap for a notional amount of $250 million.

In November 2012, we issued an additional $175 million non-callable 5.75% senior notes due 2017 (the “2017 add-on notes”) at a premium to yield 4.29%. The indenture governing the 5.75% notes and the 2017 add-on notes contains non-financial and financial covenants, including requirements of a minimum fixed charge coverage ratio that, subject to certain exceptions, must be satisfied before additional indebtedness may be incurred. Interest is paid semi-annually in June and December. At March 31, 2016, including the total net unamortized debt premium, the carrying value of the 5.75% notes and 2017 add-on notes was $427 million.

4.75% Senior Notes due 2022

In April 2014, we issued $300 million non-callable 4.75% senior notes due 2022 (the “4.75% notes”) at par. In connection with the April 2014 issuance, we entered into an interest rate swap for a notional amount of $300 million.

In January 2015, we issued an additional $200 million non-callable 4.75% senior notes due 2022 (the “2022 add-on notes”) at par. In connection with the January 2015 issuance, we entered into an interest rate swap for a notional amount of $200 million. The indenture governing the 4.75% notes and the 2022 add-on notes contains non-financial and financial covenants, including requirements of a minimum fixed charge coverage ratio that, subject to certain exceptions, must be satisfied before additional indebtedness may be incurred. Interest is paid semi-annually in May and November.

Letters of Credit & Surety Bonds

We had outstanding letters of credit of $53 million as of March 31, 2016, which were not issued under our Revolving Credit Facility. The Company also had letters of credit for $52 million (valued at the March 31, 2016 conversion rate), or €46 million, representing the Company’s proportional share of the letters of credit issued to support the outstanding debt of Ribera Salud S.A., a Spanish health management group of which the Company is a non-controlling shareholder, and which are issued under our Revolving Credit Facility. Collectively, the letters of credit bore interest at 1.51% as of March 31, 2016. We had outstanding surety bonds of $386 million as of March 31, 2016.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance of the Outstanding Notes, Centene Escrow Corporation entered into Registration Rights Agreements on February 11, 2016, with respect to each series of the Outstanding Notes, which we became bound by executing a counterpart thereto on March 24, 2016. Pursuant to the Registration Rights Agreements, the Company agreed that they will, at their expense, for the benefit of the holders of the Outstanding Notes:

•	file a registration statement (“Exchange Offer Registration Statement”) covering an offer to the holders of the Outstanding Notes to exchange all Outstanding Notes for the Exchange Notes;

•	have the Exchange Offer Registration Statement become and remain effective until 120 days after the Expiration Date;

•	commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use commercially reasonable efforts to complete the Exchange Offer no later than 60 days after such effective date; and

•	use commercially reasonable efforts to consummate the Exchange Offer on or prior to the 365th day after February 11, 2016.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the Exchange Notes in exchange for the Outstanding Notes and this Exchange Offer is being made pursuant to the Registration Rights Agreements. We filed copies of the Registration Rights Agreements as exhibits incorporated by reference into the registration statement.

The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of the Outstanding Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

We are offering to exchange up to $1,400,000,000 aggregate principal amount of New 2021 Notes for a like aggregate principal amount of Outstanding 2021 Notes and $1,000,000,000 aggregate principal amount of New 2024 Notes for a like aggregate principal amount of Outstanding 2024 Notes. The Outstanding Notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. In exchange for Outstanding 2021 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,400,000,000 in New 2021 Notes and in exchange for Outstanding 2024 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,000,000,000 in New 2024 Notes. This prospectus, together with the letter of transmittal, is first being sent on or about                     , 2016, to all holders of Outstanding Notes known to us. Our obligation to accept Outstanding Notes for exchange in the Exchange Offer is subject to the conditions described below under the heading “—Conditions to the Exchange Offer.” The Exchange Offer is not conditioned upon holders tendering a minimum principal amount of Outstanding Notes. As of the date of this prospectus, $1,400,000,000 aggregate principal amount of Outstanding 2021 Notes and $1,000,000,000 aggregate principal amount of Outstanding 2024 Notes are outstanding.

Outstanding Notes tendered in the Exchange Offer must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

Holders of the Outstanding Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. If you do not tender your Outstanding Notes or if you tender Outstanding Notes that we do not accept, your Outstanding Notes will remain outstanding. Any Outstanding Notes will be entitled to the benefits of the indenture but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to such Outstanding Notes. See “Risk Factors—There are significant consequences if you fail to exchange your Outstanding Notes” for more information regarding Outstanding Notes outstanding after the Exchange Offer.

After the expiration date, we will return to the holder any tendered Outstanding Notes that we did not accept for exchange.

None of us, our board of directors or our management recommends that you tender or not tender Outstanding Notes in the Exchange Offer or has authorized anyone to make any recommendation. You must decide whether to tender in the Exchange Offer and, if you decide to tender, the aggregate amount of Outstanding Notes to tender.

The expiration date is 5:00 p.m., New York City time, on                     , 2016, or such later date and time to which we extend the Exchange Offer.

We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the Outstanding Notes;

•	to terminate the Exchange Offer and not accept any Outstanding Notes for exchange if we determine that any of the conditions to the Exchange Offer have not occurred or have not been satisfied;

•	to extend the expiration date of the Exchange Offer and retain all Outstanding Notes tendered in the Exchange Offer other than those notes properly withdrawn; and

•	to waive any condition or amend the terms of the Exchange Offer in any manner.

If we materially amend the Exchange Offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the Outstanding Notes disclosing the change and extend the Exchange Offer.

If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date.

Acceptance of Outstanding Notes for Exchange and Issuance of Exchange Notes

As promptly as practicable after the expiration date, we will accept all Outstanding Notes validly tendered and not properly withdrawn, and we will issue Exchange Notes registered under the Securities Act to the exchange agent. The exchange agent might not deliver the Exchange Notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged Outstanding Notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered Outstanding Notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of Outstanding Notes, letters of transmittal and related documents.

In tendering Outstanding Notes, you must warrant in the letter of transmittal or in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer Outstanding Notes;

•	we will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the Outstanding Notes.

Procedures for Tendering Outstanding Notes

Valid Tender

When the holder of Outstanding Notes tenders, and we accept, Outstanding Notes for exchange, a binding agreement between us, on the one hand, and the tendering holder, on the other hand, is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of Outstanding Notes who wishes to tender Outstanding Notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal (including Outstanding Notes), to the exchange agent, The Bank of New York Mellon Trust Company, N.A. at the address set forth below under the heading “—Exchange Agent”;

•	if Outstanding Notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with DTC to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation), to the exchange agent at the address set forth below under the heading “—Exchange Agent,” or

•	comply with the provisions set forth below under “—Guaranteed Delivery.”

In addition, on or prior to the expiration date:

•	the exchange agent must receive the certificates for the Outstanding Notes and the letter of transmittal;

•	the exchange agent must receive a timely confirmation of the book-entry transfer of the Outstanding Notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The letter of transmittal or agent’s message may be delivered by mail, facsimile, hand delivery or overnight carrier, to the exchange agent.

The term “agent’s message” means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If you beneficially own Outstanding Notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your Outstanding Notes in the Exchange Offer, you should contact the registered holder as soon as possible and instruct it to tender the Outstanding Notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

If you tender fewer than all of your Outstanding Notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all Outstanding Notes that you hold.

The method of delivery of the certificates for the Outstanding Notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Outstanding Notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange are tendered:

•	by a registered holder of Outstanding Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

If Outstanding Notes are registered in the name of a person other than the signer of the letter of transmittal, the Outstanding Notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

Book-Entry Transfers

For tenders by book-entry transfer of Outstanding Notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the Exchange Offer. Any financial institution that is a DTC participant may make book-entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender Outstanding Notes. Accordingly, any participant in DTC may make book-entry delivery of Outstanding Notes by causing DTC to transfer those Outstanding Notes into the exchange agent’s account in accordance with its ATOP procedures for transfer.

Notwithstanding the ability of holders of Outstanding Notes to effect delivery of Outstanding Notes through book-entry transfer at DTC, either:

•	the letter of transmittal or a facsimile thereof, or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “—Exchange Agent”; or

•	the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery

If a holder wants to tender Outstanding Notes in the Exchange Offer and (1) the certificates for the Outstanding Notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date, or (2) a book-entry transfer cannot be completed on a timely basis, the Outstanding Notes may be tendered if the holder complies with the following guaranteed delivery procedures:

•	the tender is made by or through an eligible institution;

•	the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent on or prior to the expiration date;

•	setting forth the name and address of the holder of the Outstanding Notes being tendered and the amount of the Outstanding Notes being tendered;

•	stating that the tender is being made;

•	guaranteeing that, within three (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent’s message, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the certificates for the Outstanding Notes, or a confirmation of book-entry transfer, and a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three (3) New York Stock Exchange trading days after the notice of guaranteed delivery is executed for all such tendered Outstanding Notes.

You may deliver the notice of guaranteed delivery by hand, facsimile, mail or overnight delivery to the exchange agent and you must include a guarantee by an eligible institution in the form described above in such notice.

Our acceptance of properly tendered Outstanding Notes is a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the Exchange Offer.

Determination of Validity

We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered Outstanding Notes. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offer, including the letter of transmittal, will be final and binding on all parties. A tender of Outstanding Notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the Exchange Offer; and

•	to waive any condition or irregularity in the tender of Outstanding Notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Resales of Exchange Notes

Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the Exchange Offer, we believe that a holder of Exchange Notes, other than a broker-dealer, may offer Exchange Notes for resale, resell and otherwise transfer the Exchange Notes without delivering a prospectus to prospective purchasers, if the holder acquired the Exchange Notes in the ordinary course of business, has no intention of engaging in a “distribution” (as defined under the Securities Act) of the Exchange Notes and is not an “affiliate” (as defined under the Securities Act) of Centene. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this Exchange Offer as it did in interpretive letters to other parties in similar transactions.

By tendering Outstanding Notes, the holder, other than participating broker-dealers, as defined below, of those Outstanding Notes will represent to us that, among other things:

•	the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes, whether or not that person is the holder;

•	at the time of the commencement of the Exchange Offer, the holder has no arrangement or understanding with any person to participate in a “distribution” of the Exchange Notes in violation of the provisions of the Securities Act; and

•	neither the holder nor any other person receiving the Exchange Notes is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Centene.

If any holder or any such other person is an “affiliate” of Centene or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the Exchange Notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the SEC referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes must represent that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the Exchange Notes pursuant to the Exchange Offer. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired Outstanding Notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of Exchange Notes received in exchange for the Outstanding Notes pursuant to the Exchange Offer. We have agreed that, during the period ending 210 days after the consummation of the Exchange Offer, subject to extension in limited circumstances, we will use all commercially reasonable efforts to keep the Exchange Offer registration statement effective and make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offer.

Withdrawal Rights

You can withdraw tenders of Outstanding Notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

•	specify the name of the person tendering the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the total principal amount of Outstanding Notes to be withdrawn;

•	where certificates for Outstanding Notes are transmitted, list the name of the registered holder of the Outstanding Notes if different from the person withdrawing the Outstanding Notes;

•	contain a statement that the holder is withdrawing his election to have the Outstanding Notes exchanged; and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Outstanding Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Outstanding Notes register the transfer of the Outstanding Notes in the name of the person withdrawing the tender.

If you delivered or otherwise identified pursuant to the guaranteed delivery procedures Outstanding Notes to the exchange agent, you must submit the serial numbers of the Outstanding Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of Outstanding Notes tendered for the account of an eligible institution. If you tendered Outstanding Notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, Outstanding Notes properly withdrawn may again be tendered at any time on or prior to the expiration date.

We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.

In the case of Outstanding Notes tendered by book-entry transfer through DTC, the Outstanding Notes withdrawn or not exchanged will be credited to an account maintained with DTC. Withdrawn Outstanding Notes will be returned to the holder after withdrawal. The Outstanding Notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Properly withdrawn Outstanding Notes may again be tendered by following one of the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes, and we may terminate or amend the Exchange Offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that the Exchange Offer violates applicable law or SEC policy.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the Exchange Offer, the prospectus will be amended or supplemented, and the Exchange Offer extended, if appropriate, as described under “—Terms of the Exchange Offer.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), we will not accept for exchange any Outstanding Notes tendered, and no Exchange Notes will be issued in exchange for any such Outstanding Notes.

If we terminate or suspend the Exchange Offer based on a determination that the Exchange Offer violates applicable law or SEC policy, the registration rights agreement requires that we, as soon as practicable after such determination, use our commercially reasonable efforts to cause a shelf registration statement covering the resale of the Outstanding Notes to be filed and declared effective by the SEC.

Exchange Agent

We appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent for the Exchange Offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and phone number as follows:

By registered or certified mail, hand delivery or overnight courier:	By Facsimile	For information call:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Alissa Overton

	(732) 667-9408 Attn: Alissa Overton	(315) 414-3362

If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the Exchange Offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Outstanding Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer.

Transfer Taxes

Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, Exchange Notes issued in the Exchange Offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the Exchange Offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Outstanding Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the Exchange Offer.

Consequences of Failure to Exchange Outstanding Notes

Holders who desire to tender their Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor Centene is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Outstanding Notes and the existing restrictions on transfer set forth in the legend on the Outstanding Notes and in the offering memorandum relating to the Outstanding Notes. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to provide for the registration under the Securities Act of such Outstanding Notes. In general, Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the Outstanding Notes under the Securities Act or under any state securities laws.

Upon completion of the Exchange Offer, holders of the Outstanding Notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Holders of the Exchange Notes and any Outstanding Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Outstanding Notes

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the Exchange Notes may be offered for resale, resold or otherwise transferred by holders after the Exchange Offer other than by any holder who is an “affiliate” (as defined in Rule 405 under the Securities Act) of Centene. Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such Exchange Notes are acquired in the ordinary course of such holder’s business; and

•	such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes.

However, the SEC has not considered the Exchange Offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

•	it is acquiring the Exchange Notes in the ordinary course of its business;

•	at the time of the commencement of the Exchange Offer, the holder has no arrangement or understanding with any person to participate in a “distribution” of the Exchange Notes in violation of the provisions of the Securities Act; and

•	it is not an affiliate of Centene.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes must acknowledge that such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver or make available a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offer.

DESCRIPTION OF EXCHANGE NOTES

References to the “Issuer” in this “Description of Exchange Notes” refer only to Centene and not to any of its subsidiaries. The New 2024 Notes will be issued under an indenture, dated February 11, 2016, between the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by that First Supplemental Indenture, dated March 24, 2016 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented, the “2024 Indenture”) and the New 2021 Notes will be issued under an indenture, dated February 11, 2016, between the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by that First Supplemental Indenture, dated March 24, 2016 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented, the “2021 Indenture”).

The New 2024 Notes and the New 2021 Notes are referred to collectively in this “Description of Exchange Notes” as the Exchange Notes and the 2024 Indenture and the 2021 Indenture are referred to collectively in this “Description of Exchange Notes” as the “indentures.”

The New 2024 Notes and the New 2021 Notes are each a separate series of notes and will be issued under separate indentures. As a result, holders of each such series of notes will have separate rights to, among other things, receive payments of principal and interest, give notices of defaults or direct the Trustee to exercise remedies during an Event of Default or otherwise, and consent to amendments of the applicable indenture and the applicable series of notes.

You can find the definitions of certain terms used in this “Description of Exchange Notes” under the subheading “—Certain Definitions.” In this “Description of Exchange Notes,” references to “Centene,” “we,” “us” and “our” refer only to Centene Corporation and not to any of its subsidiaries.

The terms of each series of the Exchange Notes include those stated in the applicable indenture and those made part of such indenture by reference to the Trust Indenture Act.

This “Description of Exchange Notes” is a summary of the material provisions of the indentures. It does not restate those agreements in their entirety. We urge you to read the applicable indenture because it, and not this “Description of Exchange Notes,” defines your rights as holders of the applicable series of notes. Copies of the indentures will be available upon request to Centene at the address indicated under “Where You Can Find More Information” elsewhere in this prospectus. Certain defined terms used in this “Description of Exchange Notes” but not defined below under “—Certain Definitions” have the meanings assigned to them in the applicable indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

Brief Description of the Exchange Notes

The Exchange Notes

The Exchange Notes:

•	will be senior unsecured obligations of Centene;

•	will be equal in right of payment to all existing and future senior Indebtedness of Centene, including Centene’s obligations under the 2017 Notes, the 2022 Notes and the Revolving Credit Facility;

•	will be effectively subordinate in right of payment to any existing or future secured Indebtedness of Centene to the extent of the value of the assets securing such Indebtedness; and

•	will be senior in right of payment to any future subordinated Indebtedness of Centene.

None of Centene’s subsidiaries will guarantee the Exchange Notes. As a result, the Exchange Notes will be structurally subordinated to all Indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of Centene’s subsidiaries. Any right of Centene to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that Centene is itself recognized as a creditor of the subsidiary, in which case the claims of Centene would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by Centene.

All of Centene’s operations are conducted through its subsidiaries. Therefore, Centene’s ability to service its Indebtedness, including the Exchange Notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Centene. Certain of Centene’s subsidiaries are restricted by statute, regulatory capital requirements and certain contractual obligations in their ability to make distributions to Centene. As a result, we may not be able to cause such subsidiaries to distribute sufficient funds to enable us to meet our obligations under the Exchange Notes. See “Risk Factors—Risks Related to the Exchange Notes—Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the Exchange Notes will be effectively subordinated to our subsidiaries’ obligations.”

As of March 31, 2016, Centene had approximately $3,327 million of Senior Debt outstanding and approximately $105 million issued and undrawn letters of credit, and Centene’s subsidiaries had approximately $9,297 million of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities (excluding intercompany liabilities). In addition, as of March 31, 2016, Centene had $485 million of available and undrawn borrowings under the Revolving Credit Facility (with an uncommitted option to increase the commitment under the Revolving Credit Facility by up to $250 million). Of the outstanding letters of credit referenced above, $52 million are issued under the Revolving Credit Facility.

As of the date hereof, all of our direct and indirect subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indentures.

Principal, Maturity and Interest

2024 Notes

The Issuer initially issued $1,000 million aggregate principal amount of 2024 Notes. Subject to compliance with the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Issuer may issue additional 2024 Notes (“Additional 2024 Notes”) under the 2024 Indenture from time to time after this offering. The Outstanding 2024 Notes, the New 2024 Notes offered hereby and any Additional 2024 Notes subsequently issued under the 2024 Indenture will be treated as a single class for all purposes under the 2024 Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase; provided, however, that in the event that any Additional 2024 Notes are not fungible with the 2024 Notes for federal income tax purposes, such non-fungible Additional 2024 Notes will be issued with a separate CUSIP number and ISIN so they are distinguishable from the 2024 Notes. The Issuer will issue 2024 Notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The 2024 Notes will mature on February 15, 2024. Interest on the 2024 Notes will accrue at the rate of 6.125% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2016. The Issuer will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

Interest on the 2024 Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2021 Notes

The Issuer initially issued $1,400 million aggregate principal amount of 2021 Notes. Subject to compliance with the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Issuer may issue additional 2021 Notes (“Additional 2021 Notes”) under the 2021 Indenture from time to time after this offering. The Outstanding 2021 Notes, the New 2021 Notes offered hereby and any Additional 2021 Notes subsequently issued under the 2021 Indenture will be treated as a single class for all purposes under the 2021 Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase; provided, however, that in the event that any Additional 2021 Notes are not fungible with the 2021 Notes for federal income tax purposes, such non-fungible Additional 2021 Notes will be issued with a separate CUSIP number and ISIN so they are distinguishable from the 2021 Notes. The Issuer will issue 2021 Notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The 2021 Notes will mature on February 15, 2021. Interest on the 2021 Notes will accrue at the rate of 5.625% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2016. The Issuer will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

Interest on the 2021 Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Exchange Notes

All payments on the Exchange Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Exchange Notes

The Trustee will initially act as the paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the Exchange Notes, and the Issuer or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the applicable indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

2024 Notes

Except as set forth below, the 2024 Notes will not be redeemable at the Issuer’s option prior to February 15, 2019. At any time prior to February 15, 2019, the Issuer may redeem all or any portion of the 2024 Notes, at once or over time, upon notice as described below under the caption “—Selection and Notice,” at a redemption price equal to 100.0% of the principal amount of the 2024 Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable redemption date (subject to the rights of holders of the 2024 Notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date).

On or after February 15, 2019, the Issuer may redeem all or any portion of the 2024 Notes, at once or over time, upon notice as described below under the caption “—Selection and Notice.” The 2024 Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of the 2024 Notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date). The following prices are for 2024 Notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption Price
2019	104.5938%
2020	103.0625%
2021	101.5313%
2022 and thereafter	100.0000%

Any redemption of the 2024 Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

2021 Notes

Except as set forth below, the 2021 Notes will not be redeemable at the Issuer’s option prior to February 15, 2018. At any time prior to February 15, 2018, the Issuer may redeem all or any portion of the 2021 Notes, at once or over time, upon notice as described below under the caption “—Selection and Notice,” at a redemption price equal to 100.0% of the principal amount of the 2021 Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable redemption date (subject to the rights of holders of the 2021 Notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date).

On or after February 15, 2018, the Issuer may redeem all or any portion of the 2021 Notes, at once or over time, upon notice as described below under the caption “—Selection and Notice.” The 2021 Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of the 2021 Notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date). The following prices are for 2021 Notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption Price
2018	102.8125%
2019	101.4063%
2020 and thereafter	100.0000%

Any redemption of the 2021 Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

Selection and Notice

If less than all of the Exchange Notes of a series are to be redeemed at any time, such notes of that series to be redeemed shall be selected in accordance with the operating procedures of The Depository Trust Company (“DTC”).

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by electronic transmission (for notes held in book entry form) or first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes of the series to be redeemed at its registered address; provided that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of a series of notes or a satisfaction and discharge of an indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.

The Trustee shall not be responsible for any actions taken or not taken by DTC.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described below under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales.” The Issuer may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the applicable indenture. In the Change of Control Offer, the Issuer will offer a payment in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the Exchange Notes repurchased, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling prior to the date of purchase).

Within 30 days following the date upon which the Change of Control occurred the Issuer will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date of such Change of Control, pursuant to the procedures required by the applicable indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of any series of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the applicable indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control provisions of the applicable indenture by virtue of such compliance. On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Exchange Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the applicable series of notes or portions of such notes being purchased by the Issuer.

The paying agent will promptly send to each holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note of such series equal in principal amount to the unpurchased portion of the Exchange Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Under clause (4) of the definition of Change of Control, a Change of Control will occur when a majority of Centene’s Board of Directors are not Continuing Directors. In a decision in connection with a proxy contest, the Delaware Court of Chancery has held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors,” provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties owed to the corporation and its stockholders. Therefore, in certain circumstances involving a significant change in the composition of Centene’s Board of Directors, including in connection with a proxy contest where Centene’s Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors, holders of the Exchange Notes may not be entitled to require the Issuer to make a Change of Control Offer.

The 2017 Indenture and the 2022 Indenture, and the Revolving Credit Facility provide that certain change of control events with respect to Centene will constitute a default thereunder. Any future credit agreements or other agreements to which Centene becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control may result in a default under other Indebtedness of Centene and its Subsidiaries, giving the lenders thereunder the right to require Centene to repay obligations outstanding thereunder. Centene’s ability to repurchase the 2017 Notes, the 2022 Notes and the Exchange Notes following a Change of Control also may be limited by Centene’s then existing resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Centene’s failure to repurchase 2017 Notes, 2022 Notes and the Exchange Notes in connection with a Change of Control would result in a Default under the 2017 Indenture, the 2022 Indenture and the indentures, respectively. Such a Default would, in turn, constitute a default under existing debt of Centene and may constitute a default under future debt as well. Centene’s obligation to make an offer to repurchase a series of notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the applicable series of notes. See “—Amendment, Supplement and Waiver.”

The provisions of the indentures would not necessarily afford holders of the Exchange Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene that may adversely affect the holders.

The Issuer will not be required to make a Change of Control Offer with respect to a series of notes upon a Change of Control if a third party makes the Change of Control Offer with respect to such series of notes in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable indenture for such series of notes applicable to a Change of Control Offer made by the Issuer and purchases all such notes properly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Centene and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Centene and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold, leased, transferred, conveyed or otherwise disposed of or of the Equity Interests of any Restricted Subsidiary of the Issuer issued, sold, transferred, conveyed or otherwise disposed of as determined in good faith by the Issuer’s management;

(2) at least 75.0% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet prepared in accordance with GAAP, of the Issuer or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the applicable series of notes) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets whereby the Issuer or such Restricted Subsidiary is released from further liability whether specifically agreed by such transferee or third party or by operation of law;

(b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days, to the extent of the cash or Cash Equivalents received in that conversion; and

(c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) not to exceed 5.0% of the Consolidated Total Assets as of the end of the most recently ended fiscal quarter for which internal financial statements are available prior to the date on which such Designated Non-cash Consideration is received (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of this paragraph and for no other purpose; and

(3) the Issuer delivers an officers’ certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (1) and (2).

To the extent that the Fair Market Value of any Asset Sale exceeds 10.0% of Consolidated Total Assets as of the end of the most recently ended fiscal quarter for which internal financial statements are available prior to the date on which such Net Proceeds are received (with the Fair Market Value of each Asset Sale being measured at the time of such Asset Sale), then, within 365 days after the receipt of any Net Proceeds from any such Asset Sale, the Issuer or such Restricted Subsidiary may apply those Net Proceeds (but shall only be required to apply that portion of the Net Proceeds from such Asset Sale that exceeds 10.0% of Consolidated Total Assets) at its option (or any portion thereof):

(1) to permanently repay Senior Debt of the Issuer (other than Indebtedness owed to the Issuer or any Affiliate of the Issuer) and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or all of the Capital Stock of, another Person engaged in a Permitted Business; or

(3) to acquire other long-term assets or property that are used in a Permitted Business;

provided that a binding commitment to apply Net Proceeds as set forth in clauses (1), (2) and (3) above shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then the Issuer or such Restricted Subsidiary shall be permitted to apply the Net Proceeds in any manner set forth in clauses (1), (2) and (3) above before the expiration of such 180-day period and, in the event the Issuer or such Restricted Subsidiary fails to do so, then such Net Proceeds shall constitute Excess Proceeds (as defined below). Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the applicable indenture.

Any Net Proceeds from Asset Sales that were required to be applied in accordance with the first sentence of the immediately preceding paragraph and that are not so applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, within 30 days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all holders of the applicable series of notes to purchase the maximum principal amount of such series of notes and, if the Issuer is required to do so under the terms of any other Indebtedness that is pari passu with such series of notes, such other Indebtedness on a pro rata basis with such notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100.0% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn notes pursuant to an Asset Sale Offer, the Issuer may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the applicable indenture. If the aggregate principal amount of notes of the applicable series and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Exchange Notes of the applicable series and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the applicable indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the applicable indenture by virtue of such compliance.

Certain Covenants

Covenant Termination

Following the first day:

(a)	a series of notes has an Investment Grade Rating; and

(b)	no Default has occurred and is continuing under the applicable indenture;

The Issuer and its Restricted Subsidiaries shall cease to be subject to the provisions of such indenture, with respect to such series of notes, summarized under the subheadings below:

•	“Restricted Payments,”

•	“Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“Limitation on Issuances of Guarantees of Indebtedness,”

•	“Transactions with Affiliates” and

•	“Repurchase at the Option of Holders—Asset Sales,” described above

(collectively, the “Terminated Covenants”). No Default, Event of Default or breach of any kind shall be deemed to exist under the applicable indenture or the applicable series of notes with respect to the Terminated Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Exchange Notes of such series attain an Investment Grade Rating, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect. The Terminated Covenants will not be reinstated even if the Issuer subsequently does not satisfy the requirements set forth in clauses (a) and (b) above. After the Terminated Covenants have been terminated, the Issuer and its Restricted Subsidiaries shall remain subject to the provisions of the applicable indenture described above under the caption “Repurchase at the Option of Holders—Change of Control” and described under the following subheadings:

•	“Liens,”

•	“Merger, Consolidation or Sale of Assets” (other than the financial test set forth in clause (4) of that covenant),

•	“Payments for Consent” and

•	“SEC Reports.”

Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution (A) on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or (B) to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (i) payable in Equity Interests (other than Disqualified Stock) of the Issuer or (ii) to the Issuer or a wholly-owned Restricted Subsidiary of the Issuer or to all holders of Capital Stock of a Restricted Subsidiary of the Issuer on a pro rata basis);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Issuer or any of its Restricted Subsidiaries);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(b) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (5), (6), (7) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

(I) 50.0% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first full fiscal quarter during which the Issue Date falls to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit), plus

(II) 100.0% of the aggregate net cash proceeds and the Fair Market Value of property other than cash received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer, in either case, that have been converted into or exchanged for such Equity Interests of the Issuer (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Issuer), plus

(III) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash proceeds and Fair Market Value of property and marketable securities received with respect to such Restricted Investment (less the cost of disposition, if any), plus

(IV) to the extent any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary of the Issuer under the terms of the applicable indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into the Issuer or a Restricted Subsidiary of the Issuer, an amount equal to the Fair Market Value of the Issuer’s and the Restricted Subsidiaries’ aggregate Investment in such Unrestricted Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(V) $500.0 million.

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or consummation of any redemption within 60 days after the date of declaration of the dividend or the giving of a redemption notice, respectively, if at the date of declaration or the giving of a redemption notice, the dividend payment or redemption, respectively, would have complied with the provisions of the applicable indenture;

(2) the redemption, repurchase, retirement, repayment, defeasance or other acquisition of any Subordinated Obligations or of any Equity Interests of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds from such sale that are utilized for any such redemption, repurchase, retirement, repayment, defeasance or other acquisition will be excluded from clause (c)(II) of the preceding paragraph;

(3) the redemption, repurchase, repayment, retirement, defeasance or other acquisition of any Subordinated Obligations with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, repayment, retirement, defeasance or other acquisition will be excluded from clause (c)(II) of the preceding paragraph;

(4) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer (a) held by any current or former director, officer, employee or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription plan or agreement, stock option or stock purchase plan or agreement or employee benefit plan as may be adopted by the Issuer from time to time or pursuant to any agreement with any director, officer, employee or consultant of the Issuer or (b) from an employee of the Issuer upon the termination of such employee’s employment with the Issuer; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in reliance on this clause (4) may not exceed $15.0 million in any twelve-month period, with any unused amounts in any twelve-month period being carried forward to the next two succeeding twelve-month periods and provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries that occurs after the Issue Date, provided that such cash proceeds utilized for redemptions, repurchases or other acquisitions or retirements will be excluded from clause (c)(II) of the preceding paragraph plus (B) the cash proceeds of “key man” life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any twelve-month period, it being understood that the forgiveness of any debt by such Person shall not be a Restricted Payment hereunder) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4));

(5) repurchases, acquisitions or retirements of Capital Stock of the Issuer deemed to occur upon the exercise or vesting of stock options, warrants or restricted stock or similar rights under employee benefit plans of the Issuer or its Subsidiaries if such Capital Stock represents all or a portion of the exercise price thereof or withholding tax thereon;

(6) redemptions of common stock of the Issuer, so long as the Total Debt Ratio is no more than 2.25 to 1.0, both as of the date thereof (based on a computation period of the twelve-month period most recently ended) and on a pro forma basis after giving effect to such redemption;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Issuer);

(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations or Disqualified Stock pursuant to provisions substantially identical to those described above under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales;” provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all notes of such series tendered by holders thereof in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9) other Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (9), not to exceed the greater of (x) $850.0 million and (y) 5.0% of Consolidated Total Assets; and

(10) the payment by the Issuer of dividends on its common stock in an aggregate annual amount of $50.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Issuer or a Restricted Subsidiary of the Issuer makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Issuer be permitted under the provisions of the applicable indenture, such Restricted Payment shall be deemed to have been made in compliance with such indenture notwithstanding any subsequent adjustments made in good faith to the Issuer financial statements affecting Consolidated Net Income of the Issuer for any period.

In the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments described in the above paragraphs of this covenant or Permitted Investments described in the definition thereof, the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Restricted Payment or Permitted Investment in any manner that complies with this covenant and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant only to the clause or clauses of this covenant or of the definition of Permitted Investment to which such Restricted Payment or Permitted Investment has been classified or reclassified.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock (including Disqualified Stock) other than to the Issuer; provided, however, that the

Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock or Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

So long as no Default shall have occurred or be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer or any Restricted Subsidiary of the Issuer of additional Indebtedness and letters of credit under one or more Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit of the Issuer and any Restricted Subsidiary of the Issuer incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and any Restricted Subsidiaries thereunder) does not exceed the greater of (x) $3,000.0 million and (y) 20.0% of Consolidated Total Assets (less the aggregate principal amount of Indebtedness incurred by Securitization Subsidiaries and then outstanding pursuant to clause (13));

(2) the incurrence by the Issuer and any of its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuer and any of its Restricted Subsidiaries of Indebtedness represented by each series of the Outstanding Notes issued on the Issue Date or of any Exchange Notes issued in exchange thereof;

(4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $425.0 million and (y) 2.5% of Consolidated Total Assets at any time outstanding;

(5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, defease, renew, refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3), (4), or this clause (5) of this paragraph;

(6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any subsequent sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn out or other similar Obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or shares of Capital Stock of a Restricted Subsidiary of the Issuer, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or shares of Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition;

(8) the incurrence of Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by (a) letters of credit for the account of the Issuer or any of its Restricted Subsidiaries or (b) other obligations to reimburse third parties pursuant to any surety bond, performance bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for provider claims, workers’ compensation claims, payment obligations in connection with sales tax and insurance or other similar requirements in the ordinary course of business;

(9) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations; provided that such Hedging Obligations are related to business transactions of the Issuer or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes (and not for speculative purposes) of the Issuer or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Issuer);

(10) the Guarantee by the Issuer or any of the Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is incurred by the Issuer and is subordinated to the applicable series of notes, then the Guarantee of such Indebtedness by any of its Restricted Subsidiaries shall be subordinated to the same extent as the Indebtedness guaranteed;

(11) Indebtedness incurred by a Foreign Restricted Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $550.0 million or (y) 3.25% of the Issuer’s Consolidated Total Assets;

(12) Acquired Debt or other Indebtedness, which, in the case of other Indebtedness, is incurred reasonably contemporaneously to finance an acquisition, merger, consolidation or amalgamation; provided that after giving effect thereto, (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in the first paragraph above, or (b) the Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such incurrence for which internal financial statements are available would be no worse than immediately prior thereto;

(13) Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is not recourse with respect to the Issuer and its Restricted Subsidiaries; provided, however, that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness becomes recourse to the Issuer or any of its Restricted Subsidiaries, such Indebtedness will, in each case, be deemed to be, and must be classified by the Issuer as, incurred at such time (or at the time initially incurred) under one or more of the other provisions of this covenant;

(14) the incurrence by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness to the extent the proceeds thereof are used to purchase notes pursuant to a Change of Control Offer or to defease or discharge notes, in each case, in accordance with the terms of the applicable indenture;

(15) the incurrence by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations in supply agreements, in each case in the ordinary course of business;

(16) Real Estate Indebtedness not to exceed in the aggregate at any one time outstanding the greater of (x) $850.0 million or (y) 5.0% of the Issuer’s Consolidated Total Assets;

(17) Indebtedness in respect of secured or unsecured letters of credit incurred by the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $500.0 million;

(18) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, defease, renew, refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed the greater of (x) $850.0 million and (y) 5.0% of Consolidated Total Assets;

(19) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is satisfied within five business days of incurrence; and

(20) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer in respect of cash management services entered into in the ordinary course of business and Guarantees of the Obligations of the Issuer or any Restricted Subsidiary in respect of such indebtedness.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, the Issuer shall, in its sole discretion, classify (or later reclassify in whole or in part), or divide (or later redivide in whole or in part) such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by the Issuer. Indebtedness under Credit Facilities outstanding on the Issue Date or the Assumption Date will at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Equity Interests as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary of the Issuer may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the Guarantee by the specified Person of any indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified Person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to the applicable indenture and (B) the amount of the Indebtedness so secured.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be, unless made expressly subordinate to the applicable series of notes to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be.

Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or otherwise cause or suffer to exist or become effective any consensual Liens of any kind (other than Permitted Liens) against or upon any of their respective properties or assets, now owned or hereafter acquired, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, to secure any Indebtedness of the Issuer unless prior to, or contemporaneously therewith, the Exchange Notes of the applicable series are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however, that if such Indebtedness is expressly subordinated to such series of notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing such notes with the same relative priority as such Indebtedness has with respect to such notes.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) (x) agreements governing Existing Indebtedness and Credit Facilities (including the Existing Revolving Credit Facility) as in effect on the Issue Date and (y) the Revolving Credit Facility as described in the offering memorandum relating to the Outstanding Notes, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive (as determined in good faith by the Board of Directors or senior management of the Issuer), taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (or in the case of the Revolving Credit Facility, as described in the offering memorandum relating to the Outstanding Notes);

(2) the indentures and the Exchange Notes;

(3) applicable law, rule, regulation or order of, or arrangement with, any regulatory body or agency;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by the terms of the applicable indenture;

(5) restrictions on cash or other deposits or net worth imposed by customers or governmental regulatory bodies or required by insurance, surety or bonding companies, in each case pursuant to contracts entered into in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(6) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with industry practices;

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of the first paragraph of this covenant;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary of the Issuer or the assets of a Restricted Subsidiary of the Issuer that restricts distributions by such Restricted Subsidiary pending its sale or other disposition or the sale or other disposition of its assets;

(9) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Board of Directors or senior management of the Issuer);

(10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens; and

(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which encumbrance or restriction is applicable only to the assets or property that are the subject of such agreements.

Merger, Consolidation or Sale of Assets

The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer in one or more related transactions, to another Person; unless:

(1) either:

(a) the Issuer is the surviving corporation; or

(b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Surviving Entity”) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Surviving Entity expressly assumes pursuant to agreements reasonably satisfactory to the Trustee all the Obligations of the Issuer under the applicable series of notes and indenture and the applicable Registration Rights Agreement;

(3) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and

(4) except with respect to a consolidation or merger of the Issuer with or into a Restricted Subsidiary of the Issuer, the Issuer or the Surviving Entity would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the four full fiscal quarters immediately preceding such transaction for which internal financial statements are available, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of the Issuer for the four full fiscal quarters immediately preceding such transaction for which internal financial statements are available.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, which properties or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Issuer.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments” or under the definition of “Permitted Investments,” as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Issuer will be in Default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Board of Directors has determined that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions solely between or among the Issuer and/or any of its Restricted Subsidiaries or solely among its Restricted Subsidiaries;

(2) issuances or sales of Equity Interests of the Issuer (other than Disqualified Stock) to Affiliates of the Issuer;

(3) reasonable and customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer or a Restricted Subsidiary of the Issuer entered into in the ordinary course of business;

(4) any payments or other transactions pursuant to a Tax Sharing Agreement;

(5) any Restricted Payments, Permitted Investments or other transactions made in compliance with the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(6) loans and advances to non-executive officers and employees of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business made in accordance with the past practices of the Issuer or any of its Restricted Subsidiaries;

(7) any agreement as in effect on the Issue Date or any amendment thereto so long as any such amendment is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

(8) sales or other dispositions of accounts receivable or licensing royalties and related assets to a Securitization Subsidiary in a Qualified Securitization Transaction; provided that such accounts receivable or licensing royalties are customarily transferred in such a transaction;

(9) any employment agreements, consultant agreements or employee benefit arrangements with any employee, consultant, officer or director of the Issuer or any of its Restricted Subsidiaries, including under any stock option, stock appreciation right, stock incentive or similar plan, entered into in the ordinary course of business, and the transactions pursuant thereto;

(10) any transaction effected as part of a Qualified Securitization Transaction;

(11) transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary of the Issuer or is merged or consolidated into the Issuer or a Restricted Subsidiary of the Issuer; provided that such transaction is not entered into in contemplation of such event;

(12) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;

(13) (a) transactions with customers, clients, suppliers, landlords, lessors, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable indenture, that are fair to the Issuer, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party (as determined in good faith by the Board of Directors or senior management of the Issuer) and (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(14) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in such Person; and

(15) transactions with an Affiliate of the Issuer where the only consideration paid by the Issuer or any Restricted Subsidiary of the Issuer is Capital Stock of the Issuer (other than Disqualified Stock).

Limitation on Issuances of Guarantees of Indebtedness

The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of each series of notes by such Restricted Subsidiary. The Subsidiary Guarantee will be (1) senior to such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is subordinated to the applicable series of notes; or (2) pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is not subordinated to the Exchange Notes of such series.

The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale or other disposition is permitted under the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale or other disposition does not violate the applicable indenture, including the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” and such Guarantor ceases to be a Restricted Subsidiary as a result of such sale or other disposition;

(3) if the Issuer designates any of its Restricted Subsidiaries that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the applicable indenture;

(4) upon legal defeasance, covenant defeasance or satisfaction and discharge of the applicable series of notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;” or

(5) if such Guarantor is released from the underlying Guarantee of Indebtedness giving rise to the execution of a Subsidiary Guarantee.

The form of Subsidiary Guarantee and the related form of supplemental indenture will be attached as exhibits to the indentures. Notwithstanding the foregoing, if the Issuer guarantees Indebtedness incurred by any of its Restricted Subsidiaries, such Guarantee by the Issuer will not require any of its Restricted Subsidiaries to provide a Subsidiary Guarantee for the Exchange Notes.

Payments for Consent

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the applicable indenture or the Exchange Notes of such series unless such consideration is offered to be paid and is paid to all holders of the Exchange Notes of such series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

Each indenture will provide that whether or not required, so long as the Exchange Notes of the applicable series are outstanding, the Issuer will file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations and deliver to the Trustee within 15 days after the filing of the same would be required by the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The indentures will further provide that, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Exchange Notes of the applicable series are outstanding the Issuer will file with the SEC, to the extent permitted, and provide the Trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified in the SEC’s rules and regulations. The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee and the holders of the Exchange Notes of the applicable series if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to a series of notes:

(1) default for 30 consecutive days in the payment when due and payable of interest on the Exchange Notes of such series;

(2) default in the payment when due and payable of the principal of or premium, if any, on the Exchange Notes of such series (upon maturity, redemption, required repurchase or otherwise);

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure by the Issuer or any of its Restricted Subsidiaries for 30 consecutive days after notice to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Asset Sales” or “—Repurchase at the Option of Holders—Change of Control;”

(5) failure by the Issuer for 120 days after notice to comply with the provisions described under the caption “SEC Reports;”

(6) failure by the Issuer or any of its Restricted Subsidiaries for 60 consecutive days after notice to the Issuer by the Trustee or the holders of at least 25.0% in aggregate principal amount of the Exchange Notes of such series then outstanding voting as a single class to comply with any of its other covenants or agreements in the applicable indenture or such notes;

(7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its

Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any applicable grace period (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $125.0 million or more;

(8) failure by the Issuer or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $125.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

(9) certain events of bankruptcy, insolvency or reorganization described in the indentures with respect to the Issuer or any Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default specified in clause (9), with respect to the Issuer, any Subsidiary that constitutes a Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to a series of notes, the Trustee or the holders of at least 25.0% in aggregate principal amount of such series of notes then outstanding may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding notes of such series due and payable immediately.

Holders of a series of notes may not enforce the applicable indenture or such notes except as provided in such indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes of a series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of a series of notes notice of any continuing Default or Event of Default with respect to such series if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on the applicable series of notes.

The holders of at least a majority in aggregate principal amount of notes of a series then outstanding by notice to the Trustee may on behalf of the holders of all of the Exchange Notes of such series waive any existing Default or Event of Default and its consequences under the applicable indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the applicable notes, and rescind any acceleration and its consequences with respect to the Exchange Notes of such series.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with each indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any Obligations of the Issuer under the Exchange Notes, the indentures, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its Obligations discharged with respect to the outstanding notes of a series (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2) the Issuer’s Obligations with respect to the Exchange Notes of such series concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s Obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the applicable indenture.

In addition, the Issuer may, at its option and at any time, elect to have its Obligations released with respect to certain covenants that are described in the indenture applicable to a series of notes (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Exchange Notes of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to such notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Notes of such series, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes of such series on the Stated Maturity of such series or on the applicable redemption date, as the case may be, and the Issuer must specify whether such notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes of such series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance in respect of such series of notes have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the applicable indenture or the Exchange Notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Exchange Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default with respect to such series of notes or compliance with any provision of the applicable indenture or such notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes of such series).

Without the consent of each holder of notes of the affected series, an amendment, supplement or waiver may not (with respect to any notes of such series held by a non-consenting holder):

(1) reduce the principal amount of such notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Stated Maturity of any such note or alter the provisions with respect to the redemption or repurchase of such notes relating to the covenant (and applicable definitions) described above under the caption “—Repurchase at the Option of Holders—Change of Control”;

(3) reduce the rate of or change the time for payment of interest on any such note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Exchange Notes of such series (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes of such series and a waiver of the Payment Default that resulted from such acceleration);

(5) make any such note payable in money other than that stated in such note;

(6) make any change in the provisions (including applicable definitions) of such indenture relating to waivers of past Defaults or the rights of holders of such notes to receive payments of principal of, or interest or premium, if any, on such notes;

(7) waive a redemption or repurchase payment with respect to any such note (including a payment required by the provisions described above under the caption “—Repurchase at the Option of Holders”);

(8) make any change in the ranking of any such note in a manner adverse to the holder thereof; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes of a series, the Issuer and the Trustee may amend or supplement the applicable indenture or the Exchange Notes of such series:

(1) to cure any ambiguity, mistake, defect or inconsistency;

(2) to provide for uncertificated notes of such series in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuer’s obligations to holders of notes of such series in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets or any other transaction that complies with such indenture;

(4) to make any change that would provide any additional rights or benefits to the holders of notes of such series or that does not adversely affect the legal rights under such indenture of any such holder;

(5) to provide for the issuance of Additional 2024 Notes or Additional 2021 Notes, as applicable, in accordance with such indenture;

(6) to comply with requirements of the SEC in order to effect or maintain the qualification of such indenture under the Trust Indenture Act;

(7) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Exchange Notes of such series;

(8) to evidence and provide the acceptance of the appointment of a successor Trustee under such indenture;

(9) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of notes of such series as additional security for the payment and performance of the Issuer’s or a Guarantor’s Obligations under such indenture in any property or assets;

(10) to comply with the rules of any applicable securities depositary;

(11) to release a Guarantor from its Guarantee pursuant to the terms of such indenture when permitted or required pursuant to the terms of such indenture;

(12) to conform the text of such indenture, the Exchange Notes of such series or the Guarantees of such series of notes to the corresponding provision of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a substantially verbatim recitation of a provision of such indenture, the Exchange Notes of such series or the Guarantees; or

(13) to comply with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Satisfaction and Discharge

An indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes issued thereunder that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all notes issued thereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Exchange Notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(3) the Issuer has paid or caused to be paid all sums payable by it under such indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under such indenture to apply the deposited money toward the payment of the Exchange Notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, Centene must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of Centene, each indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.

The holders of a majority in principal amount of the then outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indentures will provide that in case an Event of Default with respect to a series of notes occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of notes of the applicable series, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern each indenture and will govern each series of notes without giving effect to applicable principles of conflicts of law.

Certain Definitions

Set forth below are certain defined terms used in each indenture. Reference is made to the applicable indenture for a full disclosure of all defined terms used herein, as well as any other capitalized terms used herein for which no definition is provided.

“2017 Indenture” means the indenture dated May 27, 2011, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2017 Notes” means Centene’s 5.75% senior notes due 2017 issued pursuant to the 2017 Indenture.

“2022 Indenture” means the indenture dated April 29, 2014, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2022 Notes” means Centene’s 4.75% senior notes due 2022 issued pursuant to the 2022 Indenture.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to a note of the applicable series on any redemption date, the greater of:

(1) 1.0% of the principal amount of such note; or

(2) the excess, if any, of

(a) the present value at such redemption date of (i) the redemption price of such note at February 15, 2019 (in the case of the 2024 Notes) or February 15, 2018 (in the case of the 2021 Notes) (such redemption prices being set forth in the applicable table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on such note through February 15, 2019 (in the case of the 2024 Notes) or February 15, 2018 (in the case of the 2021 Notes) (excluding accrued but unpaid interest to the applicable redemption date), computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of such note,

as calculated by Centene or on behalf of Centene by such Person as Centene shall designate.

“Asset Sale” means

(a) the sale, lease, transfer, conveyance or other disposition of any assets or rights, other than sales, leases, transfers, conveyances or other dispositions of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Centene and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the applicable indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the covenants described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described under the caption “—Repurchase at the Option of Holders—Asset Sales;” and

(b) the issuance of Equity Interests in any of Centene’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50.0 million;

(2) a sale, lease, transfer, conveyance or other disposition of assets between or among Centene and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to Centene or to another Restricted Subsidiary;

(4) a sale, lease, transfer, conveyance or other disposition effected in compliance with the covenants described above under the caption “—Merger, Consolidation or Sale of Assets;”

(5) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(6) the disposition of Equity Interests in Permitted Joint Ventures; provided that Centene maintains ownership of at least 35.0% of the outstanding Equity Interests in the applicable Permitted Joint Venture and control (as such term is defined in Section 405 under the Securities Act) over the operations of the applicable Permitted Joint Venture;

(7) the disposition of property, assets or equipment that are obsolete, damaged or worn out or that are no longer useful in the conduct of Centene or its Subsidiaries’ business and that are disposed of in the ordinary course of business;

(8) a Sale/Leaseback Transaction; provided that at least 75.0% of the consideration paid to Centene or the Restricted Subsidiary for such Sale/Leaseback Transaction consists of cash received at closing;

(9) the disposition of Receivables and Related Assets in a Qualified Securitization Transaction;

(10) any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any properties or assets or interests used or useful in a Permitted Business between Centene or any of its Restricted Subsidiaries and another Person;

(11) the sale or disposition of the real property owned by Centene and its Restricted Subsidiaries on the Issue Date, including Centene’s existing office building located at 7700 Forsyth Boulevard, Clayton, Missouri;

(12) the lease, assignment or sublease of real or personal property in the ordinary course of business;

(13) the foreclosure, condemnation, eminent domain or similar action on assets;

(14) the grant of any non-exclusive license or sub-licenses of patents, trademarks, know-how or any other intellectual property in the ordinary course of business; and

(15) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Assumption Date” means March 24, 2016.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” or “group” (as those terms are used in Section 13(d)(3) and Section 14((d) of the Exchange Act, respectively), such “person” or “group,” as the case may be, will be deemed to have beneficial ownership of all securities that such “person” or “group” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, Capital Lease Obligations shall not include any former operating leases which became capital leases solely as a result of changes in lease accounting under GAAP subsequent to the Issue Date.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) Dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least A-1 by S&P or at least P-1 by Moody’s, and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized ratings agency) with maturities of 12 months or less from the date of acquisition; and

(7) money market or mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Centene Plaza Phase II Project” means the development and construction of an office building complex project by the Centene Plaza Phase II Subsidiary.

“Centene Plaza Phase II Subsidiary” means the wholly-owned Subsidiary of Centene that will be the initial developer of the Centene Plaza Phase II Project.

“Centene Plaza Project” means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as Centene’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.

“Centene Plaza Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center LLC, a Delaware limited liability company.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Centene and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act, respectively);

(2) the adoption of a plan relating to the liquidation or dissolution of Centene;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of Centene, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of Centene are not Continuing Directors; or

(5) Centene consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Centene, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Centene or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Centene outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for expenses to be paid in cash in any future period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) an amount equal to any extraordinary, unusual or non-recurring loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without regard to the dollar limitation in the definition thereof), to the extent such losses were deducted in computing such Consolidated Net Income; plus

(5) severance payments related to management employment contracts, non-cash stock-based compensation expense and net income attributable to non-controlling interests in Centene’s non-wholly-owned Subsidiaries; plus

(6) any impairment charge or asset write-off pursuant to ASC 360 and ASC 350 or any successor pronouncement; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated Net Income of such Person and its Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) any Net Income (loss) of any Person if such Person is not a Restricted Subsidiary except that:

(a) subject to the limitations contained in clauses (2) and (3) below, Centene’s equity in the Net Income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Centene or a Restricted Subsidiary as a dividend or other distribution; and

(b) Centene’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Centene or a Restricted Subsidiary;

(2) Net Income or loss of any Person for any period prior to the acquisition of such Person by Centene or a Restricted Subsidiary, or the Net Income or loss of any Person who succeeds to the obligations of Centene under the applicable indenture for any period prior to such succession; and

(3) the cumulative effect of a change in accounting principles.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Centene and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Centene who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Facilities” means, one or more debt facilities or agreements (including, without limitation, the Existing Revolving Credit Facility and the New Revolving Credit Facility), note purchase agreements, indentures or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), debt securities, notes or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and by means of sales of debt securities to institutional investors) in whole or in part from time to time under the same or any other agent, lender or group of lenders, underwriter or group of underwriters and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by Centene or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officers’ certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Notes of the applicable series mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Centene to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Centene may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of Centene issued pursuant to the applicable indenture in exchange for, and in an aggregate principal amount equal to, the Exchange Notes of the applicable series, in compliance with the terms of the applicable Registration Rights Agreement.

“Existing Revolving Credit Facility” means the Amended and Restated Credit Agreement, dated as of May 21, 2013, among Centene, as borrower, the various financial institutions named therein, as lenders, and Barclays Bank PLC, as Administrative Agent including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

“Existing Indebtedness” means Indebtedness existing on the Issue Date (other than Indebtedness under the indentures, the Existing Revolving Credit Facility and, if applicable, the New Revolving Credit Facility).

“Fair Market Value” means, with respect to any Asset Sale or Restricted Payment or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of Centene.

“First Merger” means the merger of Merger Sub I with and into Health Net, with Health Net continuing as the surviving corporation and a direct wholly-owned Subsidiary of Centene, pursuant to the Merger Agreement.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Centene and such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twelve-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties, (d) reductions from the consolidation of operations and streamlining of corporate overhead and (e) cost savings, operating expense reductions and other operating improvements or synergies. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).

Interest on a Capital Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of Centene to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Centene may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment Obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Centene (other than Disqualified Stock) or to Centene or a Restricted Subsidiary of Centene, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not formed under the laws of the United States of America or any State thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Government Securities” means direct Obligations of, or Obligations guaranteed by (or certificates representing an ownership interest in such Obligations), the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at Centene’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the applicable indenture and its respective successors and assigns.

“Health Net” means Health Net, Inc., a Delaware corporation.

“Hedging Obligations” means, with respect to Centene or any of its Restricted Subsidiaries, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to either (a) protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the applicable indenture or (b) transform fixed rate Indebtedness that is permitted to be incurred under the applicable indenture to a floating rate liability or obligation.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding letters of credit and surety bonds entered into in the ordinary course of business to the extent such letters of credit or surety bonds are not drawn upon;

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or Trade Payable;

(6) representing any Hedging Obligations; or

(7) Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. For the avoidance of doubt, to the extent any Indebtedness incurred in connection with the Centene Plaza Project and the Centene Plaza Phase II Project appears as a liability on the balance sheet of Centene or one of its Restricted Subsidiaries and is non-recourse to Centene and its Restricted Subsidiaries, such Indebtedness will not constitute “Indebtedness” for all purposes under the applicable indenture.

The amount of any Indebtedness outstanding as of any date will be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Independent Financial Advisor” means an independent accounting, appraisal or investment banking firm or consultant, (i) in the case of real estate or in foreign jurisdictions, that is, in the good faith determination of Centene, qualified to perform the task for which it has been engaged and (ii) in each other case, of nationally recognized standing and in the good faith determination of Centene, qualified to perform the task for which it has been engaged.

“Indirect Obligation” means, with respect to any Person, each obligation and liability of such Person, and all such obligations and liabilities of such Person, incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Indirect Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, in each case, with a stable or better outlook.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Centene or any Subsidiary of Centene sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Centene such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Centene, Centene will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Centene or any Subsidiary of Centene of a Person that holds an Investment in a third Person will be deemed to be an Investment by Centene or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the applicable indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which the applicable series of notes are initially issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Originator Recourse” means a reimbursement obligation of Centene in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that Centene’s Board of Directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the aggregate principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be incurred by Centene pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 2, 2015, among Centene, Merger Sub I, Merger Sub II and Health Net, as amended, restated or modified (in whole or in part) from time to time.

“Merger Sub I” means Chopin Merger Sub I, Inc., a Delaware corporation.

“Merger Sub II” means Chopin Merger Sub II, Inc., a Delaware corporation.

“Mergers” means the First Merger and the Second Merger.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash or Cash Equivalents received by Centene or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions and any relocation expenses incurred as a result of the Asset Sale, (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts (i) required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and (ii) required to be paid as a result of such sale, and (4) any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to Centene or its Restricted Subsidiaries from such escrow agreement, as the case may be.

“New Revolving Credit Facility” means the Credit Agreement, dated March 24, 2016, among Centene, the various financial institutions party thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

“NML Loan” means a certain loan in the original principal amount of $80,000,000 from The Northwestern Mutual Life Insurance Company to the Centene Plaza Subsidiary secured by various collateral, including but not limited to the interest of the Centene Plaza Subsidiary in the Centene Plaza Project.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Centene nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Exchange Notes) of Centene or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Centene or any of its Restricted Subsidiaries.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to Centene whether or not a claim for post filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the lines of business conducted by Centene and its Restricted Subsidiaries on the Issue Date and any other healthcare business related, ancillary or complementary (including any reasonable extension, development or expansion) to any such business.

“Permitted Investments” means:

(1) any Investment in Centene or a Restricted Subsidiary of Centene;

(2) any Investment in Cash Equivalents;

(3) any Investment by Centene or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Centene; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Centene or a Restricted Subsidiary of Centene;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Centene;

(6) any Investments received in compromise of Obligations of trade creditors, health care providers or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, health care provider or customer;

(7) Hedging Obligations;

(8) Investments the payment for which is Capital Stock (other than Disqualified Stock) of Centene;

(9) Investments in prepaid expenses, negotiable instruments held for collection, utility and workers compensation, performance and similar deposits made in the ordinary course of business;

(10) loans and advances to non-executive officers and employees of Centene or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Centene or any of its Restricted Subsidiaries in an aggregate amount for all such loans and advances not to exceed $5.0 million at any time outstanding;

(11) Investments existing on the Issue Date;

(12) Permitted Market Investments;

(13) Investments in Permitted Joint Ventures in an amount not to exceed at any one time outstanding 5.0% of Centene’s Consolidated Total Assets;

(14) Investments by Centene or a Restricted Subsidiary of Centene in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which investment consists of a retained interest in transferred Receivables and Related Assets; and

(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed the greater of (x) $675.0 million or (y) 4.0% of Centene’s Consolidated Total Assets.

“Permitted Joint Venture” means any joint venture that Centene or any of its Restricted Subsidiaries is a party to that is engaged in a Permitted Business.

“Permitted Liens” means:

(1) Liens in favor of Centene or any of its Restricted Subsidiaries;

(2) Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such merger or consolidation and not incurred in contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into and consolidated with Centene or the Restricted Subsidiary;

(3) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided, in each case, that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4) Liens on any property or assets existing at the time of the acquisition thereof by Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such acquisition and not incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property or assets of Centene or the Restricted Subsidiary;

(5) Liens to secure the performance of statutory Obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under Employee Retirement Income Security Act of 1974));

(6) Liens existing on the Issue Date;

(7) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Centene and its Restricted Subsidiaries in the ordinary course of business;

(8) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured as permitted by the applicable indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is security for a Permitted Lien hereunder;

(9) Liens securing Hedging Obligations of Centene or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes

(and not for speculative purposes) of Centene or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Centene);

(10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) under the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(11) Liens to secure Indebtedness of Centene’s Foreign Restricted Subsidiaries permitted by clause (11) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that any such Lien covers only the assets of such Foreign Restricted Subsidiaries;

(12) Liens securing Indebtedness permitted by clauses (16) and (17) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(13) Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;

(14) Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction; and

(15) other Liens incurred in the ordinary course of business of Centene and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed 20.0% of Centene’s Consolidated Total Assets at any one time outstanding.

“Permitted Market Investments” means any security that (a) is of a type traded or quoted on any exchange or recognized financial market, (b) can be readily liquidated or disposed of on such exchanges or markets, (c) other than in the case of an equity security, has no lower than an “investment grade” rating from any nationally recognized rating agency or (d) satisfies Centene’s investment guidelines as approved by the Board of Directors of Centene; provided that Permitted Market Investments consisting of common stock shall not exceed 10.0% of the aggregate amount of Permitted Market Investments held by Centene and its Restricted Subsidiaries at any time.

“Permitted Refinancing Indebtedness” means any Indebtedness of Centene or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Centene or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:

(1) the aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity no earlier than the final maturity of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if Subordinated Obligations are being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Notes of such series on terms at least as favorable to the holders of such notes as those contained in the documentation governing the Subordinated Obligations being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by Centene or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Purchase Agreement” means the Purchase Agreement, dated January 28, 2016, among the Escrow Issuer, Centene and the representatives of the initial purchasers of the Outstanding Notes, as amended, restated or modified (in whole or in part) from time to time.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Centene or any Restricted Subsidiary of Centene pursuant to which (a) Centene or such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

“Real Estate Indebtedness” means (a) any debt or obligations of Centene or any of its Subsidiaries in whole or in part secured by interests in real property, including, but not limited to, the NML Loan and extensions, renewals and refinancings of such Indebtedness and (b) Indirect Obligations of Centene with respect to any debt or obligations of the Centene Plaza Subsidiary or the Centene Plaza Phase II Subsidiary and extensions, renewals and refinancings of such Indebtedness of the Centene Plaza Subsidiary or the Centene Plaza Phase II Subsidiary; provided that such Indebtedness of the Centene Plaza Subsidiary or the Centene Plaza Phase II Subsidiary (with respect to which Centene has Indirect Obligations) is used solely to finance the Centene Plaza Project or the Centene Plaza Phase II Project, as applicable.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of Centene or any Restricted Subsidiary of Centene, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Centene or a Restricted Subsidiary of Centene whereby Centene or such Restricted Subsidiary thereof transfers such property to a Person (other than Centene or a Restricted Subsidiary) and Centene or such Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Second Merger” means the merger of Health Net with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation and a direct wholly-owned Subsidiary of Centene, pursuant to the Merger Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a wholly-owned Subsidiary of Centene:

(1) that is designated a “Securitization Subsidiary” by the Board of Directors of Centene (or a duly authorized committee thereof);

(2) that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

(3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:

(A) is guaranteed by Centene or any Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

(B) is recourse to or obligates Centene or any other Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or

(C) subjects any property or asset of Centene or any other Subsidiary of Centene, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(4) with respect to which neither Centene nor any other Subsidiary of Centene has any obligation to maintain or preserve its financial condition or cause such entity to achieve certain levels of operating results; and

(5) with which neither Centene nor any Subsidiary of Centene has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Centene or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Centene, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Centene giving effect to the designation and an officers’ certificate certifying that the designation complied with the preceding conditions.

“Senior Debt” means:

(1) all Indebtedness of Centene outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of Centene permitted to be incurred under the terms of the applicable indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the applicable series of notes; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(a) any liability for federal, state, local or other taxes owed or owing by Centene;

(b) any Indebtedness of Centene to any of its Subsidiaries or other Affiliates;

(c) any Trade Payables; or

(d) the portion of any Indebtedness that is incurred in violation of the applicable indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Centene or any Subsidiary of Centene that are reasonably customary in accounts receivable securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligations” means any Indebtedness of Centene (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the applicable series of notes pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of Centene’s obligations under the applicable indenture and on the Exchange Notes of the applicable series, executed pursuant to the provisions of such indenture and any supplemental indenture thereto.

“Tax Sharing Agreements” means the tax sharing agreements by and among Centene and each of its Subsidiaries party thereto as in effect on the Issue Date and any other such agreements on customary terms, as any of the foregoing may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the applicable indenture.

“Total Debt” means all Indebtedness of Centene and its Restricted Subsidiaries, determined on a consolidated basis.

“Total Debt Ratio” as of the date of any event for which a calculation is required (the “date of determination”) means the ratio of (a) the aggregate amount of Total Debt as of the date of determination to (b) the Consolidated Cash Flow of Centene for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

“Treasury Rate” means, as of any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to February 15, 2019 (in the case of the 2024 Notes) or February 15, 2018 (in the case of the 2021 Notes); provided, however, that if the period from the redemption date to February 15,

2019 (in the case of the 2024 Notes) or February 15, 2018 (in the case of the 2021 Notes) is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2019 (in the case of the 2024 Notes) or February 15, 2018 (in the case of the 2021 Notes) is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means, with respect to each indenture, The Bank of New York Mellon Trust Company, N.A., and its successors and assigns, until a successor replaces it under such indenture and, thereafter, means the successor thereto.

“Unrestricted Subsidiary” means any Subsidiary of Centene that is designated by the Board of Directors of Centene as an Unrestricted Subsidiary pursuant to a resolution of Centene’s Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with Centene or any Restricted Subsidiary of Centene, unless the terms of any such agreement, contract, arrangement or understanding, taken as a whole with the terms of all other agreements, contracts, arrangements or understandings of such Unrestricted Subsidiary with Centene or any Restricted Subsidiary of Centene, are no less favorable to Centene or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Centene;

(3) is a Person with respect to which neither Centene nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Centene or any of its Restricted Subsidiaries; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of Centene or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Centene or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Book-Entry, Delivery and Form

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Centene takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Centene that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Centene that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indentures for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the applicable indenture. Under the terms of each indenture, Centene and the trustee will treat the persons in whose names the Exchange Notes of the applicable series, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of Centene, the trustee or any agent of Centene or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Centene that its current practice, at the due date of any payment in respect of securities such as the Exchange Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Exchange Notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Centene. Neither Centene nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and Centene and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Centene that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Centene, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1) DTC (a) notifies Centene that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event Centene fails to appoint a successor depositary within 90 days;

(2) Centene in its sole discretion determines that such Global Note shall be exchangeable; or

(3) there has occurred and is continuing an Event of Default.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indentures governing the Exchange Notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the applicable indenture governing the Exchange Notes) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

Centene will make payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Centene will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Exchange Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Centene expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Centene that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relevant to the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer, and the ownership and disposition of Exchange Notes acquired by U.S. holders and non-U.S. holders (collectively referred to as “holders”) pursuant to the Exchange Offer. This summary is generally limited to holders that acquire the notes pursuant to this offering and hold the notes as “capital assets” (generally, property held for investment) for United States federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, banks, real estate investment trusts, retirement plans, individual retirement or other tax-deferred accounts, brokers, traders that mark-to-market their securities, controlled foreign corporations, passive foreign investment companies, regulated investment companies, expatriates and former long-term residents of the U.S., partnerships, S corporations or other pass-through entities and investors in such entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar and persons that hold the Exchange Notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.

The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus and all of which are subject to change or differing interpretations at any time with possible retroactive effect. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion. Furthermore, there can be no assurance that the IRS will agree with such statements and conclusions.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or (2) if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.

If any entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is an entity treaty as a partnership for U.S. federal income tax purposes and partners in such entity should consult their tax advisors about the U.S. federal income tax consequences of the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer and the ownership and disposition of Exchange Notes acquired pursuant to the Exchange Offer.

This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws.

Investors should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Treatment of the Exchange Notes

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the Exchange Notes, including as described under “Description of Exchange Notes—Optional Redemption” and “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.” Our obligation to pay such excess amounts may cause the IRS to take the position that the Exchange Notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the Exchange Notes may be different from the consequences described herein. Notwithstanding this possibility, we do not believe that the Exchange Notes are contingent payment debt instruments, and consequently, we do not intend to treat the Exchange Notes as contingent payment debt instruments for U.S. federal income tax purposes. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which an Exchange Note was acquired. Our determination, however, is not binding on the IRS, and the IRS could challenge this determination. The remainder of this discussion assumes that the Exchange Notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Exchange Offer

The exchange of an Outstanding Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, U.S. holders will not recognize gain or loss upon receipt of an Exchange Note in exchange for an Outstanding Note. The U.S. holder’s holding period for an Exchange Note will include the holding period for the Outstanding Note exchanged, and the U.S. holder’s initial tax basis in the Exchange Note will be the same as the adjusted tax basis in the Outstanding Note exchanged.

Payments of Interest

A U.S. holder will be required to recognize as ordinary income any interest received or accrued on the Exchange Notes, in accordance with the U.S. holder’s regular method of tax accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. holder purchased an Outstanding Note (which will be exchanged for an Exchange Note pursuant to the Exchange Offer) for an amount that is less than its adjusted issue price, the amount of such difference should be treated as “market discount” for U.S. federal income tax purposes. Subject to a de minimis exception, gain realized on the maturity, sale, exchange, redemption, retirement or other taxable disposition of a market discount note will be treated as ordinary income to the extent of any accrued market discount not previously recognized (including, in the case of an Exchange Note, any market discount accrued on the Outstanding Note for which such Exchange Note was exchanged). Unless a U.S. holder elects to accrue market discount under a constant yield method, any market discount will be considered to accrue ratably during the period from the date of acquisition of a note (including, in the case of an Exchange Note exchanged for an Outstanding Note, the date of the acquisition of the Outstanding Note) to the maturity date.

A U.S. holder may elect to include market discount in income currently as it accrues, either ratably or on a constant yield method. In that case, such holder’s tax basis in its notes will increase by such income inclusions. An election to include market discount in income currently, once made, will apply to all market discount obligations acquired by such holder during the taxable year of the election and thereafter, and may not be revoked without consent of the IRS.

If a U.S. holder does not make such an election, in general, all or a portion of its interest expense on any indebtedness incurred or continued in order to purchase or carry notes (including, in the case of an Exchange

Note, the interest expense of any indebtedness incurred or continued in order to purchase or carry the Outstanding Note for which such Exchange Note was exchanged) may be deferred until maturity or certain earlier dispositions.

The rules regarding market discount are complex. U.S. Holders should consult their own tax advisors regarding the market discount rules.

Amortizable Bond Premium

If a U.S. holder purchased the Outstanding Notes for an amount greater than their face value, such holder will have purchased such notes with amortizable bond premium. Such holder generally may elect to amortize that premium from the purchase date to the maturity date of the notes under the constant yield method. Amortizable bond premium generally may be deducted against interest income on the Outstanding Note or the Exchange Note (including, in the case of an Exchange Note, the income on the Outstanding Note for which such Exchange Note was exchanged) and generally may not be deducted against other income. A U.S. holder’s basis in a note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by such holder during the taxable year of the election and thereafter, and may not be revoked without IRS consent.

The rules regarding amortizable bond premium are complex. U.S. Holders should consult their own tax advisors regarding the amortizable bond premium rules.

Sale, Redemption, Retirement, Exchange or Other Taxable Disposition of Exchange Notes

A U.S. holder generally will recognize capital gain or loss on the sale, redemption, retirement, exchange or other taxable disposition of an Exchange Note. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than redemption proceeds attributable to accrued interest) and the holder’s adjusted tax basis in the Exchange Note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the Exchange Note. In general, a U.S. holder’s adjusted tax basis in an Exchange Note will equal the adjusted basis in the Outstanding Note at the time of the exchange increased by any market discount previously included in income and decreased by amortized bond premium and the amount of any payments other than qualified stated interest payments received with respect to the Exchange Note. The portion of any redemption proceeds that is attributable to accrued interest will not be taken into account in computing a U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a sale, redemption, retirement, exchange or other taxable disposition of the Exchange Note will be capital gain or loss and will be long-term capital gain or loss if the holder held the Outstanding Note and the Exchange Note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to limitation.

Medicare Tax

A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to an Exchange Note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption, retirement or other taxable disposition of an Exchange Note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Exchange Notes.

Information Reporting and Backup Withholding

In general, information reporting will apply to interest payments made to U.S. holders (including payments of accrued interest) and to the proceeds of a sale, redemption, retirement, exchange or other taxable disposition of an Exchange Note. In addition, a U.S. holder may be subject to backup withholding (at the rate of 28%) with respect to the foregoing amounts unless such U.S. holder provides the withholding agent with certain certifications and information, including such U.S. holder’s correct taxpayer identification number (“TIN”), which, in the case of a U.S. holder who is an individual, is generally his or her social security number, or the U.S. holder otherwise establishes a basis for exemption from backup withholding. Exempt U.S. holders (including, among others, corporations) are not subject to these backup withholding and information reporting requirements. A U.S. holder who does not provide the withholding agent with its correct TIN may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Exchange Offer

The exchange of an Outstanding Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, Non-U.S. holders will not recognize gain or loss upon receipt of an Exchange Note in exchange for an Outstanding Note. The Non-U.S. holder’s holding period for an Exchange Note will include the holding period for the Outstanding Note exchanged, and the Non-U.S. holder’s adjusted tax basis in the Exchange Note will be the same as the adjusted tax basis in the Outstanding Note exchanged.

Payments of Interest

Subject to the discussion of backup withholding and FATCA below, interest paid on an Exchange Note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income or withholding tax, provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder (and, if a tax treaty applies, is not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the U.S.) and provided that the non-U.S. holder:

•	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	is not a bank that acquired the Exchange Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•	either (a) provides an appropriate IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form) signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to the holder’s non-U.S. status in compliance with applicable law and regulations; or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such an IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for Exchange Notes held by a foreign partnership and other intermediaries.

If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder that are not effectively connected with a trade or business of such non-U.S. holder will be subject to withholding of 30% U.S. federal withholding tax unless such holder provides us with the appropriate, properly executed, IRS Form W-8BEN or IRS Form W-8BEN-E claiming an exemption from (or reduction of) withholding under the benefit of a treaty.

Income Effectively Connected with a U.S. Trade or Business

If interest on an Exchange Note is effectively connected with a U.S. trade or business by a non-U.S. holder and, if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the U.S., the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI or other form) and generally will be subject to U.S. federal income tax in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the U.S. of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Redemption, Retirement, Exchange or Other Taxable Disposition of the Exchange Notes

Subject to the discussion of backup withholding and FATCA below, any gain recognized by a non-U.S. holder on the sale, redemption, retirement, exchange or other taxable disposition of an Exchange Note (other than amounts attributable to accrued and unpaid interest, which are described under “Payments of Interest” above) will not be subject to U.S. federal income and withholding tax unless:

•	the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the U.S. by the non-U.S. holder); or

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year of that disposition, and certain other conditions are met.

A non-U.S. holder described in the first bullet point above generally will be required to pay U.S. federal income tax on the net gain derived from the sale, redemption, retirement, exchange or other taxable disposition of the Exchange Note in the same manner as a U.S. holder and, if such non-U.S. holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty) on its effectively connected earnings and profits, subject to adjustments. A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax at a flat rate of 30% (or a lower applicable treaty rate) on the gain derived from the sale, redemption, retirement, exchange or other taxable disposition of the Exchange Note (which may be offset by certain capital losses from U.S. sources). A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Exchange Notes.

Information Reporting and Backup Withholding

In general, backup withholding will not apply to interest payments made to a non-U.S. holder if, among other conditions, such non-U.S. holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption. A non-U.S. holder generally may establish such an exemption by providing a properly executed IRS Form W-8BEN or IRS Form W- 8BEN-E (or successor form) to the withholding agent. In addition to the foregoing, amounts paid on or with respect to the Exchange Notes and the amount of tax, if any, withheld from such payments must be reported to such non-U.S. holder and the IRS.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on interest income on a debt obligation issued by a U.S. corporation after June 30, 2014, and on the gross proceeds of a sale or other taxable disposition (including a retirement or redemption) of such a debt obligation after December 31, 2018, if paid to (i) a foreign financial institution (including, in some cases, where the institution is acting as an intermediary), unless such institution enters into an agreement with the U.S. government to withhold certain payments and to collect and provide to the U.S. tax authorities certain information regarding U.S. account holders of such institution or (ii) a foreign entity that is not a financial institution (including, in some cases, where the entity is acting as an intermediary), unless such entity provides the applicable withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who, directly, indirectly or constructively, owns more than 10% of the entity. Foreign financial institutions and foreign entities located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. If FATCA withholding were to apply, neither we nor any paying agent would be required to pay additional amounts as a result of such withholding. Prospective non-U.S. holders of the Exchange Notes should consult with their own tax advisors regarding the implications of FATCA on their investment in the Exchange Notes.

THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE EXCHANGE OF THE OUTSTANDING NOTES FOR THE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES ACQUIRED PURSUANT TO THE EXCHANGE OFFER, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND U.S. FEDERAL NON-INCOME TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

The Exchange Offer is not being made to, nor will we accept surrenders of Outstanding Notes for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

The distribution of this prospectus and the offer and sale of the Exchange Notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the Exchange Notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the Exchange Notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the Exchange Notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the Exchange Notes issued in the Exchange Offer in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of each such holder’s business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes. This position does not apply to any holder that is:

•	an “affiliate” of Centene within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer.

All broker-dealers receiving Exchange Notes in the Exchange Offer are subject to a prospectus delivery requirement with respect to resales of the Exchange Notes. Each broker-dealer receiving Exchange Notes for its own account in the Exchange Offer must represent that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the Exchange Notes pursuant to the Exchange Offer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period ending upon the earlier of (i) 180 days after the date of this prospectus or (ii) the date broker-dealers are no longer required to deliver a prospectus in connection with resales, subject to extension under limited circumstances, we will use all commercially reasonable efforts to keep the Exchange Offer registration statement effective and make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of Exchange Notes received in an exchange such as the exchange pursuant to the Exchange Offer, if the Outstanding Notes for which the Exchange Notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. Broker-dealers acquiring Exchange Notes for their own accounts may sell the Exchange Notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such Exchange Notes.

Any broker-dealer that held Outstanding Notes acquired for its own account as a result of market-making activities or other trading activities, that received Exchange Notes in the Exchange Offer, and that participates in a distribution of Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. Any profit on these resales of Exchange Notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our participation in the Exchange Offer, including the reasonable fees and expenses of one counsel for the holders of Outstanding Notes and the initial purchasers, other than commissions or concessions of any broker-dealers and will indemnify holders of the Outstanding Notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.

LEGAL MATTERS

The validity of the Exchange Notes and certain legal matters in connection with this Exchange Offer will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Centene and its subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Health Net, Inc. and its subsidiaries incorporated by reference into this prospectus from our Current Report on Form 8-K, dated March 24, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware, as amended (the “DGCL” or “Delaware law”), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted under Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock re-purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our by-laws further provide that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status. Section 102 of the General Corporation Law of the State of Delaware, as amended (the “DGCL” or “Delaware law”), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted under Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock re-purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our by-laws further provide that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status.

Item 21. Exhibits.

(a) Exhibits. See Exhibit Index which is incorporated by reference herein.

Item 22. Undertakings.

The following undertakings are made by each of the undersigned registrants:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 23, 2016.

CENTENE CORPORATION

By:	/s/ Michael F. Neidorff
Name: Michael F. Neidorff Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

/s/ Michael F. Neidorff Michael F. Neidorff	Chairman and Chief Executive Officer (Principal Executive Officer)	May 23, 2016

/s/ Jeffrey A. Schwaneke Jeffrey A. Schwaneke	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 23, 2016

/s/ Christopher R. Isaak Christopher R. Isaak	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 23, 2016

/s/ Orlando Ayala* Orlando Ayala	Director	May 23, 2016

/s/ Robert K. Ditmore* Robert K. Ditmore	Director	May 23, 2016

/s/ Frederick H. Eppinger* Frederick H. Eppinger	Director	May 23, 2016

/s/ Vicki B. Escarra* Vicki B. Escarra	Director	May 23, 2016

/s/ Richard A. Gephardt* Richard A. Gephardt	Director	May 23, 2016

/s/ John R. Roberts* John R. Roberts	Director	May 23, 2016

/s/ David L. Steward* David L. Steward	Director	May 23, 2016

/s/ Tommy G. Thompson* Tommy G. Thompson	Director	May 23, 2016

* By:	/s/ Michael F. Neidorff
Michael F. Neidorff Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of Centene Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 9, 2001).

3.1a	Certificate of Amendment to Certificate of Incorporation of Centene Corporation, dated November 8, 2001 (incorporated by reference to Exhibit 3.2a to the Company’s Registration Statement on Form S-1 filed with the SEC on November 13, 2001).

3.1b	Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1b to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 26, 2004).

3.1c	Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1c to the Company’s Registration Statement on Form S-3 filed with the SEC on May 16, 2014).

3.1d	Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2015).

3.2	By-laws of Centene Corporation, as amended effective February 2, 2015 (incorporated by reference to Exhibit 3.2 to Centene’s annual report for year-end December 31, 2014, on Form 10-K filed on February 23, 2015).

4.1	Indenture, dated February 11, 2016, by and between Centene Escrow Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 5.625% Senior Notes due 2021 (including Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2016).

4.2	First Supplemental Indenture, dated March 24, 2016, by and between Centene Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 5.625% Senior Notes due 2021 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2016).

4.3	Registration Rights Agreement, dated February 11, 2016, by and among Centene Escrow Corporation, Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers, relating to the Company’s 5.625% Senior Notes due 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2016).

4.4	Indenture, dated February 11, 2016, by and between Centene Escrow Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 6.125% Senior Notes due 2024 (including Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2016).

4.5	First Supplemental Indenture, dated March 24, 2016, by and between Centene Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 6.125% Senior Notes due 2024 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2016).

4.6	Registration Rights Agreement, dated February 11, 2016, by and among Centene Escrow Corporation, Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers, relating to the Company’s 6.125% Senior Notes due 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2016).

Exhibit Number	Description of Exhibit

5.1	Opinion of Bryan Cave LLP.

12.1	Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP, Independent Registered Public Accountants of the Company.

23.2	Consent of Deloitte & Touche, LLP, Independent Registered Public Accountants of Health Net, Inc.

23.3	Consent of Bryan Cave LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated as of February 11, 2016, relating to the issuance of the Company’s 5.625% Senior Notes due 2021.

25.2	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated as of February 11, 2016, relating to the issuance of the Company’s 6.125% Senior Notes due 2024.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients.